Exhibit 4.1

PENNYMAC FINANCIAL SERVICES, INC.

as Issuer,

THE GUARANTORS PARTY HERETO,

and

U.S. Bank TRUST COMPANY, national association

as Trustee,

INDENTURE

Dated as of August 12, 2025

$650,000,000 6.750% Senior Notes Due 2034

Table of Contents

Page

Article One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Article Two

NOTE FORMS

SECTION 2.01.	Form and Dating	62

SECTION 2.02.	Execution, Authentication, Delivery and Dating	62

Article Three

THE NOTES

-i-

SECTION 3.11.	Transfer and Exchange	69
SECTION 3.12.	CUSIP and ISIN Numbers	69
SECTION 3.13.	Issuance of Additional Notes	69

Article Four

SATISFACTION AND DISCHARGE

-ii-

Article Seven

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01.	Issuer to Furnish Trustee Names and Addresses	87
SECTION 7.02.	Reports by Trustee	87

-iii-

-iv-

APPENDIX & EXHIBITS

ANNEX I — Rule 144A / Regulation S

EXHIBIT 1 to Rule 144A / Regulation S — Form of Initial Note

EXHIBIT A — Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

EXHIBIT B — Form of Incumbency Certificate

-v-

INDENTURE, dated as of August 12, 2025, (this “Indenture”), among PENNYMAC FINANCIAL SERVICES, INC. (the “Issuer”), a Delaware corporation, the Guarantors (as defined below) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (as defined below).

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of $650,000,000 aggregate principal amount of its 6.750% Senior Notes Due 2034 (the “Initial Notes”), issued on the date hereof and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes (as defined below), when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) the Issuer’s Initial Notes and (ii) any Additional Notes (as defined below) that may be issued from time to time under this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.01.       Rules of Construction.

(a)            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)            all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5)            “or” is not exclusive;

(6)            “including” means including without limitation; and

(7)            all references to the date the Notes were originally issued shall refer to the Issue Date.

SECTION 1.02.       Definitions.

“Acceptable Commitment” has the meaning specified in Section 10.17(b) of this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05(a) of this Indenture.

“Additional Notes” means any Notes issued by the Issuer pursuant to Section 3.13 of this Indenture.

“Adjusted Net Assets” has the meaning specified in Section 12.05 of this Indenture.

“Advance Offer” has the meaning specified in Section 10.17(c) of this Indenture.

“Advance Portion” has the meaning specified in Section 10.17(c) of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 10.13(a) of this Indenture.

“Agent” means any Note Registrar, Transfer Agent, co-registrar, Paying Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Alternate Offer” has the meaning specified in Section 10.16(a) of this Indenture.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Calculation Date” means the applicable date of calculation for (1) the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, (2) the Fixed Charge Coverage Ratio, (3) Consolidated EBITDA or (4) Consolidated Tangible Net Worth. For clarity, for purposes of the provisions described under Section 10.19 of this Indenture, the Applicable Calculation Date may, at the option of a Testing Party, be the LCT Test Date.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Issuer immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Premium” means with respect to any Note on any Redemption Date, the greater of:

(1)            1.0% of the principal amount of such Note; and

(2)            the excess, if any, of (a)(i) the sum of the present values at such Redemption Date of (A) the redemption price of such Note at August 15, 2028 (such redemption price being set forth in the table appearing in Section 11.01(a)), plus (B) all required remaining scheduled interest payments due on such Note through August 15, 2028, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such Redemption Date plus 50 basis points, minus (ii) accrued but unpaid interest to, but excluding, the Redemption Date over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium Deficit” has the meaning specified in Section 4.01 of this Indenture.

“Asset Sale” means:

(1)            the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)            the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 10.11), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)            any disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment or other assets in the ordinary course of business or any disposition of inventory or goods (or other assets), property or equipment held for sale or no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Issuer and its Subsidiaries;

(b)            the disposition of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)            any disposition, issuance or sale in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 10.10 or any Permitted Investment;

(d)            any disposition of property or assets, or issuance of securities by a Restricted Subsidiary, to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(e)            to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business, which may be in connection with an Asset Sale;

(f)            the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business or consistent with past practice or industry norm;

(g)            any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)            foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise) with respect to assets or the granting of Liens not prohibited by this Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

(i)            any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions;

(j)            (i) the termination of any lease, assignment, sublease, license or sublicense in the ordinary course of business, consistent with past practice or industry norm, (ii) the allowance of the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business or consistent with past practice or industry norm;

(k)            the sale, conveyance or other disposition of advances, MSRs, mortgages, other loans, customer receivables, mortgage related securities or derivatives or other assets (or any interests in any of the foregoing) in the ordinary course of business, the sale, transfer or discount in the ordinary course of business of accounts receivable or other assets that by their terms convert into cash, any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business or any sale of securities in respect of additional fundings under reverse mortgage loans in the ordinary course of business;

(l)            the sale, conveyance or other disposition of Investments or other assets and disposition or compromise of mortgages, other loans or receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for mortgages or other loans serviced and/or originated by the Issuer or any of its Subsidiaries;

(m)            the modification of any mortgages or other loans owned or serviced by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(n)            assets sold, conveyed or otherwise disposed of pursuant to the terms of Permitted Funding Indebtedness or Non-Recourse Indebtedness;

(o)            a sale, conveyance or other disposition (in one or more transactions) of Securitization Assets or Residual Interests in the ordinary course of business;

(p)            a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, mortgage loans or MSRs or any part thereof (x) in connection with the transfer or termination of the related MSRs or (y) in connection with any Excess Spread Sales;

(q)            sales, transfers or contributions of Securitization Assets to Securitization Entities, Warehouse Facility Trusts and MSR Facility Trust in connection with Securitizations in the ordinary course of business;

(r)            a sale, conveyance or other disposition of Securitization Assets in the ordinary course of business in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized;

(s)            a sale, contribution, assignment or other transfer of MSRs in connection with MSR Facilities or a sale, conveyance or other disposition in the ordinary course of business of MSRs in connection with Warehouse Facilities or REO Assets;

(t)            transactions pursuant to repurchase agreements entered into in the ordinary course of business;

(u)            any Co-Investment Transaction;

(v)            the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice or industry norm or that is immaterial;

(w)            the settlement, unwinding or termination of any Hedging Obligations, Permitted Equity Derivatives or Cash Management Obligations;

(x)            sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(y)            the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of the Issuer or the senior management thereof are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole or are no longer used or useful or economically practicable or commercially reasonable to maintain;

(z)            the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(aa)       the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted under this Indenture, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition permitted under this Indenture;

(bb)       any disposition of property or assets of a Foreign Subsidiary or a Domestic Subsidiary owned by a Foreign Subsidiary the Net Proceeds of which the Issuer has determined in good faith that the repatriation of such Net Proceeds (i) is prohibited or subject to limitations under applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation); provided that when the Issuer determines in good faith that repatriation of any of such Net Proceeds (i) is no longer prohibited or subject to limitations under such applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such amount at such time shall be considered the Net Proceeds in respect of an Asset Sale;

(cc)       any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Issuer or any Restricted Subsidiary, so long as the Issuer or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(dd)       a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(ee)       dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of such replacement property; and

(ff)       the sales or dispositions of property or assets, or issuance or sale of Equity Interests of any Restricted Subsidiary, for an aggregate fair market value not to exceed the greater of (x) $105.0 million and (y) 2.75% of Consolidated Tangible Net Worth.

Further, in the event that a transaction (or a portion thereof) meets the criteria of more than one of the categories of permitted Asset Sale described in clauses (a) through (ff) above or the Net Proceeds of which are being applied in accordance with the covenant described in Section 10.17 of this Indenture, the Issuer, in its sole discretion, may divide or classify, and may from time to time redivide and reclassify, such permitted Asset Sale (or any portion thereof) and will only be required to include the amount and type of such permitted Asset Sale in one or more of the above clauses or to apply the Net Proceeds of which in accordance with Section 10.17 of this Indenture.

“Asset Sale Offer” has the meaning specified in Section 10.17(c) of this Indenture.

“Asset Sale Proceeds Application Period” has the meaning specified in Section 10.17(b) of this Indenture.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law and the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Board Resolution” means a duly adopted resolution of the Board.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on December 15, 2018, regardless of any change in GAAP following December 15, 2018.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)            U.S. dollars;

(2)           (a)            Canadian dollars, euros, pounds sterling or any national currency of any participating member state of the EMU; or

(b)           other currencies held by the Issuer and the Restricted Subsidiaries from time to time in the ordinary course of business;

(3)            securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government with average maturities of 24 months or less from the date of acquisition;

(4)            certificates of deposit, time deposits and Eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million (or the foreign currency equivalent thereof);

(5)            repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)            commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable and fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case with average maturities of 36 months after the date of creation thereof;

(7)            marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8)            investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9)            securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

(10)          readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(11)          Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(12)          Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(13)          in the case of Investments by any Foreign Subsidiary of the Issuer, Investments for short-term cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates; and

(14)          Investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (1) through (13) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of one or more of the following events after the Issue Date:

(1)            the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, other than any Required Asset Sale, to any Person other than any Permitted Holders, the Issuer or any Guarantor; or

(2)            the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders or any parent entity (subject to the proviso immediately below), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of the Issuer having a majority of the aggregate votes on the Board of the Issuer, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint a majority of the directors of the Issuer; provided that (x) so long as the Issuer is a Subsidiary of any parent entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent entity (other than a parent entity that is a Subsidiary of another parent entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of a Person (the “Subject Person”) held by a parent of such Subject Person unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent, (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner and (v) any veto or approval rights in respect of certain matters provided to any equityholder in any shareholder agreement, investor rights agreement or other similar agreement shall not constitute voting power for purposes of this definition. Notwithstanding the foregoing, for the avoidance of doubt, a Change of Control shall not occur if the Issuer becomes a direct or indirect Subsidiary of a Parent Entity and immediately following that transaction no Person (other than a Parent Entity satisfying the requirements of this sentence or one or more Permitted Holders) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Parent Entity (or its general partner, if applicable). No Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Change of Control Triggering Event Offer” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Triggering Event Payment” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Triggering Event Payment Date” has the meaning specified in Section 10.16(a) of this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“consolidated” or “Consolidated” means, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis, plus:

(1)            without duplication, and, other than with respect to clause (1)(l) of this definition of “Consolidated EBITDA,” to the extent already deducted (and not added back) in arriving at the Consolidated Net Income of such Person, the sum of the following amounts for such period:

(a)            Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) bank and letter of credit fees and costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (j) thereof, plus

(b)            provision for taxes based on income, profits, revenue or capital gains, including federal, foreign and state income, franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds), including any penalties and interest relating to such taxes or arising from any tax examinations, and any payments to a direct or indirect parent company pursuant to Section 10.10(b)(13)(B) in respect of such taxes, plus

(c)            Consolidated Depreciation and Amortization Expense of such Person for such period (other than, for the avoidance of doubt, amortization related to MSRs), plus

(d)            any other non-cash charges, including any write-offs, write-downs, expenses, losses or items (other than any non-cash charges related to (i) the change in fair value of mortgage loans held for sale and economic hedges related thereto and (ii) the capitalization of MSRs) (provided, in each case, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(e)            the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(f)            the amount of payments made to option, phantom equity or profits interests holders of such Person or any of its Parent Entities in connection with, or as a result of, any distribution made to equityholders of such Person or its Parent Entities, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case, to the extent permitted under this Indenture (including expenses relating to distributions made to equityholders of such Person or any of its Parent Entities resulting from the application of FASB Accounting Standards Codification Topic 718—Compensation—Stock Compensation), plus

(g)            cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (3) below for any previous period and not added back, plus

(h)            any costs or expense incurred by such Person or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of such Person or Net Proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock), plus

(i)            any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

(j)            with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(k)            recovery of other-than-temporary loss on available-for-sale securities recognized through members’ (or shareholders’) equity, plus

(l)            the amount of “run rate” cost savings, operating expense reductions, synergies and pricing improvements related to any Specified Event (as defined below) projected by the Issuer in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Issuer), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Issuer or any of its Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Issuer) with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, restructuring, cost saving initiative, contract negotiation or other initiative (collectively, a “Specified Event”), within 24 months of such Specified Event (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (i) such cost savings are reasonably identifiable and factually supportable, (ii) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (l) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in any other clause of this definition of “Consolidated EBITDA” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (iii) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to such Person or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Applicable Measurement Period, plus

(2)            the proportionate share of Consolidated EBITDA of any Person that is not a Subsidiary that is consolidated under GAAP or accounted for by the equity method of accounting without duplication of any cash or Cash Equivalents received from such entity and included in Consolidated Net Income pursuant to clause (4) of the definition thereof, as determined in good faith by the Issuer (calculated in accordance with the definition of “Consolidated EBITDA” as though such entity were a Subsidiary of the Issuer, without giving effect to this clause (2)), less

(3)            without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(a)            non-cash gains (excluding (i) any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period, (ii) any non-cash gain related to the change in fair value of mortgage loans held for sale and economic hedges related thereto and (iii) any non-cash gain related to the capitalization of MSRs), and

(b)            the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary added to (and not deducted from) Consolidated Net Income in such period, in each case, as determined on a consolidated basis for such Person and its Restricted Subsidiaries. For purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated EBITDA of the Issuer and the Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the first proviso to the first paragraph of such definition).

“Consolidated Interest Expense” means, with respect to a Person and its Restricted Subsidiaries for any period, the sum of:

(1)            cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus

(2)            non-cash interest expense resulting solely from (x) the net amortization of original issue discount and original issuance premium from the issuance of Indebtedness of such Person and its Restricted Subsidiaries (excluding the Notes), plus (y) pay-in-kind interest expense of such Person and its Restricted Subsidiaries but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (y) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (e) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (f) penalties and interest relating to taxes, (g) accretion or accrual of discounted liabilities not constituting Indebtedness, (h) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (i) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (j) any lease, rental or other expense in connection with a lease obligation that does not constitute a Capitalized Lease Obligation and (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis, excluding (and excluding the effect of), without duplication,

(1)            extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items, severance, relocation costs, signing costs, retention, integration and facilities’ or offices’ pre-opening and opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or offices and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments)), and any other unusual or non-recurring items,

(2)            the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3)            [reserved],

(4)            the Net Income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(5)            any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, asset sale, disposition, issuance or repayment of indebtedness, issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction initiated but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805—Business Combinations and gains or losses associated with FASB Accounting Standards Codification Topic 460—Guarantees),

(6)            any net after-tax income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid),

(7)            [reserved],

(8)            non-cash expenses and costs relating to any equity-based incentive plan, including the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements,

(9)            any non-cash income (loss) attributable to deferred compensation plans or trusts,

(10)         any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to such Person,

(11)         any change in fair value due to changes in valuation inputs or assumptions used in the valuation model of MSRs (either assets or liabilities) carried at fair value and any change in the provision for impairment of MSRs carried at the lower of amortized cost or fair value,

(12)         any gain or loss related to the fair market value of economic hedges related to MSRs or other mortgage related assets or securities (other than economic hedges related to mortgage loans held for sale), to the extent that such other mortgage related assets or securities are valued at fair market value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision;

(13)         any aggregate gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments or reserves relating thereto (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (from the time of such disposition, provided that if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(14)         any gain (loss) attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark-to-market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments (other than those related to loans held for sale),

(15)         any non-cash gain (loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Obligations for currency exchange risk and revaluations of intercompany balances and other balance sheet items),

(16)         any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(17)         any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities),

(18)         solely for the purpose of determining the amount available for Restricted Payments under Section 10.10(a)(3)(a) and Section 10.10(a)(3)(b), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or released (or the Issuer reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release); provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(19)         the effect of any non-cash gain or loss associated with (i) liabilities created in respect of a Co-Investment Transaction or (ii) MSR financing liabilities, in each case, as a result of the accounting treatment thereof under GAAP,

(20)         any non-cash change in fair value of excess servicing spread liability,

(21)         any non-cash change in fair value of liabilities under the tax receivable agreement, and

(22)         any valuation allowance for Servicing Advances.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries), as a result of any acquisition or Investment consummated prior to the Issue Date and any other acquisition (by merger, consolidation, amalgamation or otherwise) or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Indenture.

“Consolidated Tangible Net Worth” means, as of any Applicable Calculation Date, the excess of the total assets over the total liabilities, in each case of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding (a) goodwill and (b) other intangibles (but including MSRs, carried interest and capitalized software), computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated Tangible Net Worth of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the first proviso to the first paragraph of such definition).

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Corporate Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis (and excluding, for the avoidance of doubt, (A) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amount), (B) Hedging Obligations and (C) performance bonds or any similar instruments) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the senior management of the Issuer.

“Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio” means, as of any Applicable Calculation Date, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries, minus cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to (2) Consolidated Tangible Net Worth, in each case, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Tangible Net Worth as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio; provided that, for purposes of the calculation of Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, in connection with the incurrence of any Indebtedness permitted by Section 10.11, the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) as being incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of such Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (ii) the Issuer may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)            to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)            to advance or supply funds:

(a)            for the purchase or payment of any such primary obligation, or

(b)            to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)            to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other Persons.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (3), (6)(a), (7), (8), (9), (14), (21)(B), (26), (27) and (29) of Section 10.11(b)).

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at U.S. Bank Trust Company, National Association, West Side Flats St Paul, 60 Livingston Ave., EP-MN-WS3C, Saint Paul, MN 55107, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business in relation to this Indenture shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 13.03 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 10.18(a) of this Indenture.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by Issuer’s senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 10.11) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders or investors.

“Declined Proceeds” has the meaning specified in Section 10.17(c) of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Defaulted Interest” has the meaning specified in Section 3.07(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 10.17.

“Designated Preferred Stock” means Preferred Stock of the Issuer, any Restricted Subsidiary or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 10.10(a)(3).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, fundamental change, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, fundamental change, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or any Parent Entity or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or any Parent Entity in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’ termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or any Parent Entity pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations. Notwithstanding anything to the contrary in the foregoing, Permitted Warrant Transactions shall not constitute Disqualified Stock.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Elected Amount” has the meaning given to such term in the definition of “Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio.”

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Claw Redemption Amount” has the meaning specified in Section 11.01(a) of this Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of Capital Stock or Preferred Stock of the Issuer or any Parent Entity (excluding Disqualified Stock), other than:

(1)            public offerings with respect to the Issuer’s or any of its Parent Entity’s common stock registered on Form S-8;

(2)            issuances to any Subsidiary of the Issuer; and

(3)            any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 10.17(c) of this Indenture.

“Excess Spread Sale” means any sale in the ordinary course of business and for fair market value of any excess servicing fee spread under any MSR.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds or the fair market value of marketable securities received by the Issuer or a Parent Entity to the extent contributed to the Issuer from (1)  contributions to its common equity capital or (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer or any Parent Entity to the extent contributed to the Issuer, in either case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made.

“Excluded Restricted Subsidiary” means any existing or newly acquired or created Subsidiary of the Issuer that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Issuer, from guaranteeing the Notes by any applicable law, regulation or contractual restriction existing at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual restriction, in the good faith opinion of the management of the Issuer, cannot be removed through commercially reasonable efforts.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities, the Existing Warehouse Facilities and the Existing MSR Facilities.

“Existing MSR Facilities” means the MSR Facilities of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Servicing Advance Facilities” means the Servicing Advance Facilities of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” means the Warehouse Facilities of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“fair market value” means, with respect to any Investment, asset, property or liability, the fair market value of such Investment, asset, property or liability as determined in good faith by the Board or a member of the senior management of the Issuer.

“Fannie Mae” means Fannie Mae, also known as The Federal National Mortgage Association, or any successor thereto.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of Consolidated EBITDA of such Person for the Applicable Measurement Period to the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described under Section 10.11(b) (other than pursuant to Section 10.11(b)(18)); provided, further, that for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 10.11(a), the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred (or any commitment in respect thereof), as being incurred as of the Applicable Calculation Date and (1) any subsequent incurrence of Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (2) the Issuer may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (3) for subsequent calculations of the Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

For purposes of making the computation referred to above, Investments, acquisitions, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, dispositions, mergers , amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Issuer or any of its Restricted Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, dispositions, mergers, amalgamations, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, asset origination, purchase of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, asset origination, purchase of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period. For the avoidance of doubt, in the event that a Subsidiary was previously designated as an Unrestricted Subsidiary but was redesignated as a Restricted Subsidiary during or subsequent to the Applicable Measurement Period and is a Restricted Subsidiary as of the Applicable Calculation Date, the computation referred to above shall be calculated on a pro forma basis assuming that such redesignation as a Restricted Subsidiary (and the change in any associated fixed charge obligations and any change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any Asset Sale or other disposition or such Investment, acquisition, asset origination, purchase of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation or consolidation or other transaction, in each case calculated in accordance with and permitted by clause (1)(l) of the definition of “Consolidated EBITDA” herein). The Issuer shall be entitled in calculating the Fixed Charge Coverage Ratio: (1) to treat the entry into a bona fide subservicing agreement in respect of MSRs as an asset acquisition and (2) to give effect in such pro forma calculation to any bona fide binding definitive agreement, subject to customary closing conditions, for any transaction that upon the consummation thereof would be subject to the foregoing paragraph (including any related incurrence or repayment of Indebtedness). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person and its Restricted Subsidiaries for any period, the sum of (without duplication):

(1)            Consolidated Interest Expense on Corporate Indebtedness of such Person for such period;

(2)            all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)            all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Freddie Mac” means Freddie Mac, also known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

“FSHCO” means any direct or indirect Domestic Subsidiary of the Issuer substantially all the assets of which are Equity Interests and/or indebtedness of one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Funding Guarantor” has the meaning specified in Section 12.05 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825— Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Issuer or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not (1) be treated as an incurrence of Indebtedness or (2) have the effect of rendering invalid any payment, Investment or other action made prior to the date of such election pursuant to Section 10.10 or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 10.11 (or any other action conditioned on the Issuer and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid under this Indenture on the date made, incurred or taken.

If there occurs a change in IFRS or generally accepted accounting principles, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures used in a covenant under this Indenture as determined in good faith by the Issuer (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.

“Ginnie Mae” means Ginnie Mae, also known as The Government National Mortgage Association, or any successor thereto.

“Government Securities” means securities that are:

(1)            direct obligations of, or obligations guaranteed by, the United States for the timely payment of which its full faith and credit is pledged; or

(2)            obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary of the Issuer that executes this Indenture as a Guarantor on the Issue Date and each other Restricted Subsidiary of the Issuer that thereafter guarantees the Notes in accordance with the terms of this Indenture, until, in each case, such Person is released from the guarantee of the Notes in accordance with the terms of this Indenture; provided that any Excluded Restricted Subsidiary, any Securitization Entity, any Warehouse Facility Trust, any MSR Facility Trust, any Foreign Subsidiary, any Domestic Subsidiary of a Foreign Subsidiary which is a CFC and any FSHCO shall not be deemed to be Guarantors.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, forward hedge and TBA contracts, mortgage sale contracts, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on future contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, Permitted Equity Derivatives shall not constitute Hedging Obligations.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counterparty to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“IFRS” means the international financial reporting standards and interpretations issued by the International Accounting Standards Board.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Amount” has the meaning specified in Section 10.12 of this Indenture

“incur” and “incurrence” have the meaning specified in Section 10.11(a) of this Indenture.

“Indebtedness” means, with respect to any Person, without duplication:

(1)            any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)            in respect of borrowed money;

(b)            evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)            representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 120 days after becoming due and payable; or

(d)            representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in clauses (a) through (d) (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that

(1)            Indebtedness of any Parent Entity appearing on the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2)            to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the aggregate unpaid amount of such Indebtedness; and

(3)            to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any assets owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such assets at such date of determination and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) accrued expenses and royalties, (C) any lease, rental or other expense in connection with a lease obligation that does not constitute a Capitalized Lease Obligation or other obligations under or in respect of operating leases, straight-line leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations), or (D) asset retirement obligations and obligations in respect of performance bonds, reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning specified in the recitals of this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than (x) Baa3 (or the equivalent), with respect to Moody’s, (y) BBB- (or the equivalent), with respect to S&P, or (z) BBB- (or the equivalent), with respect to Fitch, or in each case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)            securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)            debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3)            investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)            corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding (x) accounts receivable, trade credit, advances to customers, commission, moving, entertainment, travel and similar expenses and advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business or consistent with past practice or industry norm, (y) deposits made in the ordinary course of business or customary deposits into reserve accounts related to Securitizations or (z) residential mortgage loans in the ordinary course of business, warehouse loans secured by residential mortgage loans and related assets, drawing accounts and similar expenditures in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. Notwithstanding anything to the contrary in the foregoing, Permitted Equity Derivatives shall not constitute Investments.

For purposes of the definition of “Unrestricted Subsidiary” and Section 10.10:

(1)            “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)            the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)            the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)            any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Issuer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means HC Partners, LLC and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, any portfolio company of any of the foregoing or the Issuer and its Subsidiaries).

“Issue Date” means August 12, 2025.

“Issuer” means PennyMac Financial Services, Inc.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer thereof, and delivered to the Trustee.

“LCT Election” has the meaning specified in Section 10.19 of this Indenture.

“LCT Test Date” has the meaning specified in Section 10.19 of this Indenture.

“Legal Defeasance” has the meaning specified in Section 13.02 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, (2) any incurrence, issuance, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Restricted Payment, (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale” and (5) any other transaction or plan undertaken or proposed to be undertaken in connection with any of the preceding clauses (1) through (4).

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Equity Interests of the Issuer or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 10.10(b)(8) multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Maturity” when used with respect to the Notes, means the date on which the principal of the Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“MSR” means mortgage servicing rights (including master servicing rights and excess mortgage servicing rights) entitling the holder to service mortgage loans.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender (including, without limitation, any Specified Government Entity) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by the Issuer or a Restricted Subsidiary of the Issuer of MSRs originated, purchased, or owned by the Issuer or any Restricted Subsidiary of the Issuer, including, for the avoidance of doubt, any arrangement secured by MSRs held by the Issuer or any Restricted Subsidiary of the Issuer.

“MSR Facility Trust” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (1) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries, or (2) notes and securities are backed by specified mortgage loans purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries.

“MSR Indebtedness” means Indebtedness in connection with an MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock (other than Disqualified Stock) dividends.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) fees, out-of-pocket expenses and other direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law and brokerage and sales commissions and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (including transfer taxes, deed or mortgage recording taxes and estimated taxes payable in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness, Indebtedness of any Restricted Subsidiary or Indebtedness secured by a Lien on such assets and in each case required (other than pursuant to Section 10.17(b)(1)) to be paid as a result of such transaction, (4) the pro rata portion of Net Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Issuer and the Restricted Subsidiaries as a result thereof, (5) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (6) any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (7) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to the Issuer or any of its Restricted Subsidiaries and (8) the amount of any liabilities (other than Indebtedness in respect of the Notes) directly associated with such asset being sold and retained by the Issuer or any of its Restricted Subsidiaries. Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted. Net Proceeds denominated in a currency other than U.S. dollars shall be the U.S. Dollar Equivalent of such Net Proceeds.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit 134 Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor Disposition” has the meaning specified in Section 10.17(b) of this Indenture.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness that is:

(1) specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(2) advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes), provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.02 of this Indenture.

“Notes” means the Initial Notes and any Additional Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes actually issued; provided that a separate CUSIPs and ISINs will be issued for each series of the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Noteholder Direction” has the meaning specified in Section 5.01 of this Indenture.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the final Offering Memorandum, dated August 7, 2025, relating to the offering of the Notes.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Senior Managing Director, Managing Director, Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of the Issuer or any other Person, as the case may be, or, in the event that the Issuer or such Person has no such officers, a person duly authorized under applicable law by the managers, members or a similar body to act on behalf of the Issuer or such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions); such legal counsel may be an employee of, or counsel to, the Issuer or a Parent Entity.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)            Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture;

(3)            Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4)            Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder Notes owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Issuer.

“Pari Passu Indebtedness” has the meaning specified in Section 10.17(c) of this Indenture.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument”.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.17.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Issuer or any Parent Entity purchased by the Issuer, any of its Subsidiaries or any Parent Entity in connection with an Incurrence of Permitted Convertible Indebtedness, and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided, that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination, unwinding or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction, if any, plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” means Indebtedness of the Issuer, any Parent Entity or any of the Restricted Subsidiaries permitted to be incurred pursuant to Section 10.11 that is (1) convertible into, or exchangeable for, Capital Stock of the Issuer or any Parent Entity (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) and/or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for Capital Stock of the Issuer or any Parent Entity and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Equity Derivatives” means (1) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Equity Interests of the Company entered into by the Company or any Restricted Subsidiary; provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 10.10 and (2) any Permitted Convertible Indebtedness Call Transactions.

“Permitted Funding Indebtedness” means (1) any Permitted Servicing Advance Facility Indebtedness, (2) any Permitted Warehouse Indebtedness, (3) any Permitted Residual Indebtedness, (4) any Permitted MSR Indebtedness, (5) any Indebtedness under clauses (1), (2), (3) or (4) of this definition that is acquired by the Issuer or any Subsidiary of the Issuer in connection with a transaction permitted under this Indenture, (6) any facility that combines any Indebtedness under clauses (1), (2), (3), (4) or (5) of this definition and (7) any refinancing of the Indebtedness under clauses (1), (2), (3), (4), (5) or (6) of this definition and advanced to the Issuer or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, mortgage related securities or derivatives, loans, MSRs, consumer receivables, REO Assets, Residual Interests or other similar assets (or any interests in the foregoing) existing on the Issue Date or created or acquired thereafter, provided, however, that solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any Indebtedness incurred in accordance with this clause (7) for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 10.11, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (7) which excess shall be entitled to be incurred pursuant to any other provision under Section 10.11). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Holders” means each of (1) the Investors, (2) any Permitted Parent and (3) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the Persons described in clause (1) or (2) above or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Permitted Parent and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of the Issuer having a majority of the aggregate votes on the Board of the Issuer held by such group and (3) any Permitted Parent. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder; provided that if a Change of Control Triggering Event Offer is required in connection with such Change of Control, a Change of Control Triggering Event Offer or Alternate Offer shall have been made in accordance with the requirements of this Indenture.

“Permitted Investments” means:

(1)            any Investment in the Issuer or any of its Restricted Subsidiaries (including guarantees of obligations of its Restricted Subsidiaries);

(2)            any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)            any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent all or substantially all of its assets or a division, business unit, product line or line of business, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a)            such Person becomes a Restricted Subsidiary; or

(b)            such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets (or such division, business unit, product line or business) to, or is liquidated into, the Issuer or a Restricted Subsidiary;

and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;

(4)            any Investment in securities or other assets (including earn-outs) not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.17 or any other disposition of assets not constituting an Asset Sale;

(5)            any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)            any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)            in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, endorsements for collection or deposit;

(b)            in satisfaction of judgments against other Persons;

(c)            as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d)            received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or consistent with past practice or industry norm, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes;

(7)            Hedging Obligations permitted under Section 10.11(b)(14);

(8)            any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $370.0 million and (y) 9.5% of Consolidated Tangible Net Worth at the time of such Investment (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9)            Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity or any Unrestricted Subsidiary; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 10.10(a)(3);

(10)          guarantees of Indebtedness permitted under Section 10.11, performance guarantees, leases or subleases (other than Capitalized Lease Obligations) and Contingent Obligations incurred in the ordinary course of business or consistent with past practice or industry norm and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 10.12;

(11)          any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 10.13(b) (except transactions described in Section 10.13(b)(2), (3), (5) and (9));

(12)          any Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)          additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $425.0 million and (y) 11.0% of Consolidated Tangible Net Worth; provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14)          Investments by the Issuer or any of its Restricted Subsidiaries in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(15)          Investments arising out of purchases of all remaining outstanding asset-backed securities issued by any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Issuer or a Subsidiary of the Issuer of the administrative expense of servicing such Securitization Entity;

(16)          Investments in MSRs (including in the form of repurchases of MSRs);

(17)          Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(18)          Investments by the Issuer or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Issuer or such Restricted Subsidiary in the ordinary course of business;

(19)          Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs) (including in the form of repurchases of any of the foregoing);

(20)          purchases of mortgage backed securities or similar debt instruments related to a Similar Business;

(21)          Investments in or guarantees of Indebtedness of one or more entities the sole purpose of which is to originate, acquire, securitize and/or sell loans that are purchased, insured, guaranteed or securitized by any Specified Government Entity; provided that the aggregate amount of (1) Investments in such entities plus (2) the aggregate principal amount of Indebtedness of such entities that are not Wholly-Owned Subsidiaries which is recourse to the Issuer or any Guarantor shall not exceed an amount equal to 10% of the Issuer’s GAAP book equity as of any date of determination;

(22)          loans and advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants of the Issuer, any of its Subsidiaries or any Parent Entity not in excess of the greater of (x) $40.0 million and (y) 1.0% of Consolidated Tangible Net Worth outstanding at any one time, in the aggregate;

(23)          loans and advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants of the Issuer, any of its Subsidiaries or any Parent Entity for business-related travel expenses, moving or relocation expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or industry norm, or to fund such Person’s purchase of Equity Interests of the Issuer, any Restricted Subsidiary or any Parent Entity;

(24)          advances, loans or extensions of trade credit (including the creation of receivables) or prepayments to suppliers or lessors or loans or advances made to distributors, and performance guarantees, in each case in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries or industry norm;

(25)          Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice or industry norm;

(26)          repurchases of the Notes;

(27)          Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices or industry norm;

(28)           Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (28) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $210.0 million and (y) 5.5% of Consolidated Tangible Net Worth at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (28) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (28);

(29)            [reserved];

(30)            Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business;

(31)            any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice or industry norm;

(32)            contributions to a “rabbi” trust for the benefit of employees, directors, managers, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer or any Restricted Subsidiary;

(33)            any Co-Investment Transaction;

(34)            non-cash Investments in connection with tax planning and reorganization activities; and

(35)            any other Investment; provided that on a pro forma basis after giving effect to such Investment the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio would be equal to or less than 2.25 to 1.00.

For purposes of determining compliance with this definition, in the event that a proposed Investment (or a portion thereof) meets the criteria of clauses (1) through (35) above, the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or a portion thereof) between such clauses (1) through (35) in any manner that otherwise complies with this definition.

“Permitted Liens” means, with respect to any Person:

(1)            Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or for property taxes on property the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(2)            Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s, architects’ or construction contractors’ Liens and other similar Liens that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(3)            Liens incurred or deposits made in the ordinary course of business or consistent with past practice or industry norm (a) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (b) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to such Person or otherwise supporting the payment of items set forth in the foregoing clause (a);

(4)            Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent, performance and return of money bonds and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practice or industry norm;

(5)            minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and other similar charges or encumbrances in respect of real property which do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(6)            Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 5.01(5);

(7)            Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Issuer or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted under Section 10.11 and Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)            rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(9)            Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases or consignments entered into by the Issuer or any of its Restricted Subsidiaries or dispositions of assets;

(10)          Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to Section 10.11(b)(1);

(11)          Liens existing on the Issue Date;

(12)          Liens securing Indebtedness permitted to be incurred pursuant to clauses (3), (5), (9), (16), (17), (19), (22), (23), (28) and (34) of Section 10.11(b); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(5) extend only to the assets purchased with the proceeds of such Indebtedness, accessions to such assets and the proceeds and products thereof; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to Section 10.11(b)(17) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets that secured the Indebtedness being refinanced or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under Sections 10.11(b)(4) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing), 10.11(b)(5) or 10.11(b)(16) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing); (c) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(22) extend only to the assets of the Restricted Subsidiaries that are incurring such Indebtedness; (d) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(23) are solely on acquired property or extend only to the assets of the acquired entity, as the case may be, and the proceeds and products thereof and (e) Liens securing Indebtedness permitted to be incurred pursuant Section 10.11(b)(28) are solely on the assets of the Services Business;

(13)          Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (x) the assets acquired, funded or originated with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgages and other secured loans, mortgage related securities and derivatives and other mortgage related receivables, REO Assets, Residual Interests and other similar assets (or any interests in any of the foregoing) subject to and pledged to secure such Indebtedness and (y) any intangible contract rights and proceeds of, and other accounts, documents, records and assets directly related to, the assets set forth in the foregoing clause (x);

(14)          (a) Liens on Servicing Advances, any intangible contract rights and other documents, records and assets directly related to the foregoing assets and any proceeds thereof securing Permitted Securitization Indebtedness or Non-Recourse Indebtedness, and (b) Liens on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the forgoing assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(15)            Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Issuer substantially all of the assets of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(16)            Liens on Servicing Advances, mortgage loans or MSRs or any part thereof and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Spread Sale or an MSR Facility entered into in the ordinary course of business securing obligations under such Excess Spread Sale or MSR Facility;

(17)            leases, licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the business of the Issuer and its Restricted Subsidiaries, taken as a whole or (b) secure any Indebtedness;

(18)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(19)            Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice or industry norm and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(20)            Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such investment), and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.17 or which does not constitute an Asset Sale, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(21)            Liens existing on the property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary, in each case after the Issue Date; provided that (a) such Lien was not created in contemplation of such acquisition (by a merger, consolidation or amalgamation or otherwise) or such Person becoming a Subsidiary, (b) such Lien does not extend to or cover any other assets or property of the Issuer or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto and the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under this Indenture that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) any Indebtedness secured thereby is permitted under Section 10.11;

(22)            any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;

(23)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;

(24)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (5) of the definition of “Cash Equivalents;”

(25)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)            Liens that are contractual rights of setoff or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries or industry norm or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;

(27)            ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(28)            (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (b) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business or consistent with past practice or industry norm;

(29)            Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted under this Indenture;

(30)            receipt of progress payments and advances from customers in the ordinary course of business or consistent with past practice or industry norm to the extent the same creates a Lien on the related inventory and proceeds thereof;

(31)            Liens securing Hedging Obligations and the costs thereof;

(32)            Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(33)            Liens in favor of the Issuer or any Guarantor or the Trustee;

(34)            Liens on vehicles or equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(35)            Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (10), (11), (12), (20), (21), (40) and (41) of this definition; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (10), (11), (12), (20), (21), (40) and (41) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (y) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement;

(36)            other Liens securing Indebtedness (including Capitalized Lease Obligations) in an aggregate principal amount not to exceed the greater of (x) $160.0 million and (y) 4.25% of Consolidated Tangible Net Worth at any one time outstanding, with the amount determined on the dates of incurrence of such obligations;

(37)            any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(38)            Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(39)            agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with past practice or industry norm;

(40)            Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(41)            Liens securing the Notes (other than any Additional Notes) and the related Guarantees;

(42)            any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(43)            security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice or industry norm;

(44)            Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Indenture; and

(45)            Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted MSR Indebtedness” means MSR Indebtedness; provided, that solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 10.11, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 10.11). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Parent” means (a) any Parent Entity that at the time it became a Parent Entity of the Issuer was a Permitted Holder pursuant to clause (1) of the definition thereof, and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control and (b) any Public Company (or Wholly-Owned Subsidiary of such Public Company), except to the extent (and until such time as) any Person or group is deemed to be or becomes a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company (as determined in accordance with the provisions of the final paragraph of the definition of “Change of Control”).

“Permitted Residual Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries under a Residual Funding Facility; provided that solely as of the date of the incurrence of such Permitted Residual Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 10.11, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 10.11).

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (1) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Issuer and its Restricted Subsidiaries from the applicable Securitization Entity, and (2) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 10.11, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 10.11).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 10.11, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions under Section 10.11).

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided, that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 10.11, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 10.11). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Issuer or any Parent Entity sold by the Issuer or any Parent Entity substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Position Representation” has the meaning specified in Section 5.01 of this Indenture.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Protected Purchaser” has the meaning specified in Section 3.06 of this Indenture.

“Public Company” means any Person with a class or series of Voting Stock that is traded on the New York Stock Exchange, the Nasdaq, the London Stock Exchange or the Toronto Stock Exchange.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuer or a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies (each, a “Substitute Rating Agency”), as the case may be, selected by the Issuer, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of the Notes, as the case may be.

“Rating Category” means (1) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: a, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P, Moody’s or Fitch used by any Substitute Rating Agency that may be selected by the Issuers in accordance with clause (2) of the definition of Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and—for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date on which the Issuer first publicly announces the occurrence of a Change of Control.

“Rating Decline” with respect to the Notes shall be deemed to occur if, on the 60th day after the occurrence of a Change of Control, the rating of the Notes by at least two of the Rating Agencies shall have been decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date; provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not each announce or confirm to the Issuer in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline).

“Realizable Value” of an asset means (1) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Issuer in its reasonable discretion and consistent with customary industry practice and (2) with respect to any other asset, the market value of such asset as determined by the Issuer in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Funding Indebtedness, Permitted Securitization Indebtedness or Permitted Residual Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined by senior management of the Issuer in good faith); provided, however, that the realizable value of any asset described in clause (1) or (2) above which an unaffiliated third party has a binding contractual commitment to purchase from the Issuer or any of its Restricted Subsidiaries shall be the minimum price payable to the Issuer or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Issuer or any Restricted Subsidiary of the Issuer or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Redemption Date” has the meaning specified in Section 11.01(a) of this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“refinance” has the meaning specified in Section 10.11(b)(17) of this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 10.11(b)(17) of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 10.10(b)(2)(A) of this Indenture.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Relevant Condition” means, at any date of determination, Total Shareholders’ Equity is at least $3,200.0 million.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (1) MSRs, (2) pools or portfolios of MSRs, or (3) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a Specified Government Entity.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Issuer or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Issuer or a Restricted Subsidiary of the Issuer in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Responsible Officer” means any vice president, any trust officer, any senior associate or any associate, or any other officer of the Trustee within the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 10.10(a) of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Reversion Date” has the meaning specified in Section 10.18(a) of this Indenture.

“S&P” means S&P Global Ratings Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Change of Control Triggering Event Payment Date” has the meaning specified in Section 10.16(f) of this Indenture.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization” means a public or private transfer, sale or financing of (1) Servicing Advances, (2) MSRs, (3) mortgage loans, (4) installment contracts, (5) deferred servicing fees, (6) warehouse loans secured by mortgage loans, (7) mortgage related securities, including interest only securities and/or (8) other loans and other similar assets (or any interest in any of the foregoing) and any other asset capable of being securitized (clauses (1) through (8), collectively, the “Securitization Assets”) by which the Issuer or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Securitization Assets to a Securitization Entity or a Specified Government Entity (including a Securitization Entity established by such Specified Government Entity).

“Securitization Assets” has the meaning given to such term in the definition of “Securitization.”

“Securitization Entity” means (1) any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (2) any special purpose Subsidiary of the Issuer established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (1) or holding securities in any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor and (3) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” means (1) Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (2) any Indebtedness consisting of advances made to the Issuer or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Issuer or any of its Restricted Subsidiaries.

“Senior Indebtedness” means:

(1)            all Indebtedness of the Issuer or any Guarantor outstanding under the Existing Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)            all (x) Hedging Obligations (and guarantees thereof) and (y) Cash Management Obligations (and guarantees thereof), provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3)            any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4)            all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)            any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)            any liability for federal, state, local or other taxes owed or owing by such Person;

(c)            any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)            any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e)            that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Services Business” means a Person to which the Issuer or any of its Restricted Subsidiaries contributes one or more Subsidiaries or other assets that provides one or more services other than mortgage servicing or loan origination, including but not limited to one or more of REO Assets, field services, valuation and title services and recovery services, after which contribution the Services Business shall be deemed to include such Person and its Subsidiaries.

“Servicing Advances” means (x) advances made by the Issuer or any of its Restricted Subsidiaries in its capacity as servicer or any predecessor servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable to enforce remedies or manage or liquidate REO Assets or (y) that the Issuer or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer or any predecessor servicer.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by obligations related to Servicing Advances under which advances are made to the Issuer or any of its Restricted Subsidiaries based on such collateral.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Issuer or a Restricted Subsidiary of the Issuer has made in the ordinary course of business and on customary industry terms.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07(b).

“Specified Event” has the meaning given to such term in the definition of “Consolidated EBITDA.”

“Specified Government Entities” mean the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar governmental agencies or government sponsored programs.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subject Lien” has the meaning specified in Section 10.12 of this Indenture.

“Subordinated Indebtedness” means, with respect to the Notes and the Guarantees:

(1)            any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)            any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)            any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)            any partnership, joint venture, limited liability company or similar entity of which:

(a)            more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)            such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements.

“Successor Company” has the meaning specified in Section 8.01 of this Indenture.

“Successor Guarantor” has the meaning specified in Section 8.02 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 10.18(a) of this Indenture.

“Suspension Date” has the meaning specified in Section 10.18(a) of this Indenture.

“Suspension Period” has the meaning specified in Section 10.18(a) of this Indenture.

“Testing Party” has the meaning specified in Section 10.19 of this Indenture.

“Total Assets” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Total Assets of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the first proviso to the first paragraph of such definition).

“Total Shareholders’ Equity” means, at any date of determination, the consolidated shareholders’ equity of the Issuer and its Restricted Subsidiaries, calculated excluding:

(1)            any amounts attributable to Disqualified Stock,

(2)            treasury stock,

(3)            the cumulative effect of a change in accounting principles, and

(4)            any non-controlling interest owned by any Person in any Subsidiary of the Issuer.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity as of such Redemption Date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to August 15, 2028; provided, however, that if the period from such Redemption Date to August 15, 2028 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank Trust Company, National Association until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1)            any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)            any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)            any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2)            such designation complies with Section 10.10; and

(3)            each of:

(a)            the Subsidiary to be so designated and

(b)            its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary).

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)            the Issuer could incur at least $1.00 of additional Indebtedness pursuant to Section 10.11(a), or

(2)            either (x) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio or (y) the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio would be equal to or less than such ratio, in each case, for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case, on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Cap” has the meaning specified in Section 9.02 of this Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (1) finance or refinance the purchase, origination or funding by the Issuer or a Restricted Subsidiary of the Issuer of, or provide funding to the Issuer or a Restricted Subsidiary of the Issuer through the transfer of, loans, mortgage related securities, charge-off receivables and other mortgage-related receivables purchased or originated by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business, (2) finance the funding of or refinance Servicing Advances; or (3) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Issuer or any Restricted Subsidiary of the Issuer; provided that such purchase, origination, funding, financing and refinancing is in the ordinary course of business.

“Warehouse Facility Trust” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of entering into financing arrangements in connection with a Warehouse Facility, which are backed by (1) specified Servicing Advances purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries, (2) specified loans, mortgage related securities and other mortgage related receivables purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries or (3) the carrying of REO Assets related to loans and other mortgage related receivables purchased by, and/or contributed to, such Person from the Issuer or any Restricted Subsidiary of the Issuer.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)            the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)            the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.03.       Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except that an Opinion of Counsel shall not be provided in connection with an initial issuance), the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.       Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.       Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)            If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.06.       Notices, Etc., to Trustee, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)            the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing via facsimile, email in PDF format or mailed, first class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at U.S. Bank Trust Company, National Association, West Side Flats St Paul, 60 Livingston Ave., EP-MN-WS3C, Saint Paul, MN 55107, Attention: Corporate Trust—PennyMac (fax: (651) 466-7430), or

(2)            the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing via facsimile, or email in PDF or mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361 (fax: (818) 337-6519), Attention: Derek W. Stark, Senior Managing Director and Chief Legal Officer and Secretary or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address show above. Any Person may change its address by giving notice of such change as set forth herein. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee's understanding of such instructions shall be deemed controlling. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English.  Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 1.07.       Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication (including posting of information as contemplated by Section 10.09) shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing or transmitting; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically shall be deemed given when sent. Notice given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository. Any notices required to be given to the holders of Notes that are in global form will be given to the Depository in accordance with its customary procedures therefor.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.08.       Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 1.09.       Successors . All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.08 hereof.

SECTION 1.10.       Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.       Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.       Governing Law; Submission to Jurisdiction. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any courts to the jurisdiction of which such party is subject by a suit upon such judgment, provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.

SECTION 1.13.       Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Triggering Event Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Triggering Event Payment Date or at the Stated Maturity or Maturity; provided, that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Triggering Event Payment Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.14.       No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.15.       [Reserved]

SECTION 1.16.       Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.17.       USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 1.18.       Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR AND THE TRUSTEE AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

SECTION 1.19.       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article Two

NOTE FORMS

SECTION 2.01.       Form and Dating. Provisions relating to the Initial Notes are set forth in Annex I attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.

SECTION 2.02.       Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer. The signature of any Officer on the Notes may be manual, electronic or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual, electronic or facsimile signature of an individual who was at any time the proper Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $650,000,000, executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, specifying the principal amount and registered holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, specifying the principal amount of and registered holder of each Note, directing the Trustee to authenticate the Additional Notes and deliver the same to the Persons named in such Issuer Order and certifying that the issuance of such Additional Notes is in compliance with Section 10.11 of this Indenture and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive a copy of the resolution or resolutions of the Board, an executed supplemental indenture (if any), an Officer’s Certificate and an Opinion of Counsel of the Issuer as to such matters as it may reasonably require in connection with such authentication of Notes; provided that no Opinion of Counsel under Section 1.03 shall be required in connection with the authentication of the Initial Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer or any Guarantor, pursuant to Article Eight of this Indenture, shall be merged, consolidated or amalgamated with or into or wind up into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in case of the Issuer, or all or substantially all of the properties or assets of such Guarantor in case of a Guarantor, to any Person, and the successor Person (other than the Issuer or such Guarantor, as applicable) formed by or surviving any such merger, consolidation or amalgamation or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Article Three

THE NOTES

SECTION 3.01.       Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided that any Additional Notes issued under this Indenture are issued in accordance with Sections 2.02, 3.13 and 10.11 hereof, as part of the same series as the Initial Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be known and designated as the “6.750% Senior Notes Due 2034” of the Issuer. The Stated Maturity of the principal of Notes shall be February 15, 2034, and the Notes shall bear interest at the rate of 6.750% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable commencing on February 15, 2026 and semi-annually thereafter in arrears on February 15 and August 15 of each year, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business (if applicable) on the February 1 and August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent maintained for such purpose as set forth in Section 3.02, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders or by wire transfer; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change of Control Triggering Event pursuant to Section 10.16. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 10.17.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of (and premium, if any) and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 3.02.       Note Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain one or more Paying Agents for the Notes in New York. The Issuer hereby appoints the Trustee as the initial Paying Agent.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder upon the written request of such Holder.

The Issuer will also maintain a registrar (the “Note Registrar”) with offices in New York. The Issuer will also maintain a transfer agent (each, a “Transfer Agent”) in New York. The Issuer hereby appoints the Trustee as the initial Note Registrar and Transfer Agent. The Note Registrar and the Transfer Agent shall keep a register of the Notes and of their transfer and exchange (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein referred to as the “Note Register”) and will facilitate transfers of Notes on behalf of the Issuer. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Issuer may change the Paying Agents, the Note Registrars or the Transfer Agents without prior notice to the Holders. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Note Registrar” includes any co-registrars. For the avoidance of doubt, there shall only be one Note Register. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Note Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The Issuer acknowledges that neither the Trustee nor any Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.

SECTION 3.03.       Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 3.04.       Temporary Notes. Pending the preparation of permanent Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the permanent Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause permanent Notes to be prepared without unreasonable delay. After the preparation of permanent Notes, the temporary Notes shall be exchangeable for permanent Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of permanent Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes.

SECTION 3.05.       Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.02, 3.04, 9.06, 10.16, 10.17 or 11.09 not involving any transfer.

SECTION 3.06.       Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.07.       Payment of Interest; Interest Rights Preserved.

(a)            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business (if applicable) on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (2) transfer to an account maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium on, if any, and interest on, all Notes in global form and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent; provided that for Notes not in global form the Paying Agent shall have received from the Holders satisfactory wire transfer instructions at least ten calendar days prior to the related payment date and subject to surrender of the Note in the case of payments of principal and premium, if any.

(b)            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)            the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)            the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)            Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.08.       Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.       Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be cancelled by the Trustee in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be cancelled by the Trustee in accordance with its customary procedures. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 3.10.       Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.       Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

SECTION 3.12.       CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such CUSIP and ISIN numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere; provided, further, that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers applicable to the Notes. Notwithstanding anything otherwise to the contrary in this Indenture or the Notes, the Issuer may, and, at the Issuer’s direction, the Trustee shall, exchange Notes then outstanding, including, in the case of any Global Notes, through a mandatory exchange at the Depository or otherwise in accordance with Applicable Procedures, to reflect any change in the name of the Issuer, and/or the CUSIP and ISIN numbers with respect to the Notes as may be necessary or appropriate to give effect to the exchange.

SECTION 3.13.       Issuance of Additional Notes. The Issuer may, subject to Section 2.02 and Section 10.11 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”), except, if applicable, the initial Interest Payment Date, issue price and the initial interest accrual date. The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided that a separate CUSIP and ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

Article Four

SATISFACTION AND DISCHARGE

SECTION 4.01.       Satisfaction and Discharge of Indenture. This Indenture shall be discharged and cease to be of further effect as to all Notes and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when either:

(1)            all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(2)            (a) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise; will become due and payable within one year or may be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or Redemption Date, as the case may be; provided, that upon any redemption that requires the payment of the relevant Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the relevant Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)            no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)            the Issuer has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes;

(d)            the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(e)            the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (2)(a), (b), (c) and (d) above.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (a) of clause (2) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02.       Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money or Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to this Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. The Trustee shall also deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, as applicable, in accordance with Article Four.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on the Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article Five

REMEDIES

SECTION 5.01.       Events of Default. “Event of Default”, wherever used herein, means, with respect to the Notes, any one of the following events:

(1)            default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)            default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)            failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the then Outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) or (2) above) contained in this Indenture or the Notes; provided that in the case of a failure to comply with Section 10.09, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given; provided, further, that any such notice may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice;

(4)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Corporate Indebtedness of the Issuer or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)            such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(B)            the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate, equal to the greater of (x) $190.0 million (or its foreign currency equivalent) and (y) 5.0% of Consolidated Tangible Net Worth or more at any one time outstanding;

(5)            failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of the greater of (x) $190.0 million and (y) 5.0% of Consolidated Tangible Net Worth (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)            any of the following events with respect to the Issuer or any Significant Subsidiary:

(A)            the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)             commences proceedings to be adjudicated bankrupt or insolvent;

(ii)            consents to the entry of an order for relief against it in an involuntary case;

(iii)           consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)           takes any comparable action under any foreign laws relating to insolvency; or

(B)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)             is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)            appoints a custodian of the Issuer or any Significant Subsidiary or for all or substantially all of its property; or

(iii)          orders the winding up or liquidation of the Issuer or any Significant Subsidiary; and

(iv)          the order or decree remains unstayed and in effect for 60 days; or

(7)            the Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force and effect (except as contemplated by the terms of this Indenture) or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) in accordance with this Indenture must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is the depositary (which initially will be DTC) or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time-to-time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the depositary or its nominee and the depositary or its nominee shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee, the Trustee shall take no future action pursuant to the related Noteholder Direction until it receives notices of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Officer’s Certificate”), the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Issuer provides a subsequent Officer’s Certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). The Issuer shall promptly deliver a Covenant Satisfaction Officer’s Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding anything in this paragraph to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of any Litigation or a Noteholder Direction after a Verification Officer’s Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

SECTION 5.02.       Acceleration of Maturity: Rescission and Annulment.

(a)            If any Event of Default (other than an Event of Default specified in Section 5.01(6)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in aggregate principal amount of the then total Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders).

(b)            Upon the effectiveness of a declaration under Section 5.02(a), such principal and interest will be due and payable immediately; provided that no such declaration may be made with respect to any action taken, and reported publicly or to Holders, more than two years prior to such declaration. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 5.01(6), all Outstanding Notes will become due and payable without further action or notice.

(c)            At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the then Outstanding Notes, by written notice to the Issuer and the Trustee, may, on behalf of the Holders of all the Notes, rescind and annul such acceleration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if:

(1)            the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)            all overdue interest on all Outstanding Notes,

(B)            all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C)            to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)            Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, provided that no such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)            Notwithstanding Section 5.02(c), in the event of any Event of Default specified in Section 5.01(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)            the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)            the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)            the default that is the basis for such Event of Default has been cured.

(e)            Notwithstanding any of the foregoing in this Section 5.02, the Trustee shall have no obligation to accelerate the Notes if, in the reasonable judgment of the Trustee, acceleration is not in the interests of the Holders.

SECTION 5.03.       Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(1)            default is made in the payment of any installment of interest on the Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)            default is made in the payment of the principal of (or premium, if any, on) the Note at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

SECTION 5.04.       Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

(2)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

SECTION 5.05.       Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.06.       Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and its agents and attorneys (including any predecessor Trustee) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders of Notes and the Trustee have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 5.06.

SECTION 5.07.       Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes, unless:

(1)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 30% in aggregate principal amount of the total Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)            Holders have provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability, claim or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)            Holders of a majority in principal amount of the then total Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 5.08.       Right of Holders to Bring Suit for Payment. Subject to Sections 10.16(g) and 10.17(e), the contractual right of any Holder of any outstanding Note to bring suit for the enforcement of any payment of principal of, premium, if any, and interest on such Note, on or after the respective Maturity expressed in such Note (including in connection with an Asset Sale Offer or a Change of Control Triggering Event Offer), shall not be amended without the consent of such Holder.

SECTION 5.09.       Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.       Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.       Control by Holders. The Holders of a majority in principal amount of the total Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.       Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except (1) a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof or in any Guarantee which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, which shall require the consent of all Holders of the Notes) and rescind any acceleration and its consequences with respect to the Notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.14.       Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

Article Six

THE TRUSTEE

SECTION 6.01.       Duties of the Trustee.

(a)            Except during the continuance of an Event of Default,

(1)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof including the accuracy of any mathematical calculations.

(b)            If an Event of Default has occurred and is continuing of which written notice of such Event of Default shall have been given to a Responsible Officer by the Issuer, any other obligor of the Notes or by Holders of at least 30% of the aggregate principal amount of the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(1)            this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02.       Notice of Defaults. Within 90 days after receipt by a Responsible Officer of the Trustee from the Issuer of written notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit to the Holders notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders.

SECTION 6.03.       Certain Rights of Trustee.

(1)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)            any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee;

(3)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel;

(4)            the Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer from the Issuer, any other obligor of the Notes or from Holders of at least 30% of the aggregate principal amount of the Notes and references this Indenture and the Notes. Delivery of any reports to the Trustee pursuant to Section 10.09 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(5)            the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel;

(6)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense;

(7)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9)            the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10)            the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder;

(11)            the Trustee may request that the Issuer deliver an incumbency certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12)            the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(13)            the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(14)            in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances;

(15)            in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(16)            the Trustee shall have no obligation to pursue any action that is not in accordance with applicable law;

(17)            in no event shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes issued hereunder; and

(18)            the permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

SECTION 6.04.       Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Agent assumes responsibility for their correctness. Neither the Trustee nor any Agent makes representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof or the Offering Memorandum or any other documents used in connection with the sale or distribution of the Notes.

SECTION 6.05.       May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, that, if it acquires any conflicting interest (as such term is defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign as Trustee.

SECTION 6.06.       Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07.       Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally, agree:

(1)            to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

(3)            to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee), incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 6.07).

The obligations of the Issuer and the Guarantors under this Section 6.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder as permitted by this Indenture; provided, however, that the gross negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other successor Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

SECTION 6.08.       Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.09.       Resignation and Removal; Appointment of Successor.

(a)            If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest with respect to the Notes by virtue of being a trustee under this Indenture.

(b)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(c)            The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer 30 days prior to the removal’s effectiveness. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            the Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10.       Acceptance of Appointment by Successor.

(a)            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien, if any, provided for in Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 6.11.       Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that, the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.12.       Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more agents (each an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an authorized signatory of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section 6.12 as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section 6.12, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

Date:	By:
as Authenticating Agent

By:
Authorized Signatory

Article Seven

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01.      Issuer to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(1)            semiannually, not more than ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)            at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

SECTION 7.02.      Reports by Trustee.

Within 60 days after December 31 of each year commencing with December 31, 2025, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuer at the address specified in Section 1.06), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such December 31 that complies with TIA Section 313(a), if so required by that Section. The Trustee also shall comply with TIA Section 313(b). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC to the extent the Notes are registered, and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and any delisting thereof.

Article Eight

MERGER, CONSOLIDATION, AMALGAMATION OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 8.01.      Issuer May Consolidate, Etc., Only on Certain Terms.

(a)            The Issuer shall not merge, consolidate or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole (net of any associated non-recourse or secured obligations), in one or more related transactions, to any Person unless:

(1)            the Issuer is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia becomes a co-obligor of the Notes;

(2)            the Successor Company, if other than the Issuer, expressly assumes all the Obligations of the Issuer under this Indenture and the Notes, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)            immediately after such transaction, no Event of Default exists;

(4)            immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)           the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of Section 10.11(a), or

(B)            the Fixed Charge Coverage Ratio for the Issuer (or the Successor Company, as applicable) and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries for the Applicable Measurement Period immediately prior to such transaction; and

(5)            the Issuer or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures or other documents or instruments, if any, comply with this Indenture.

(b)            The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes and the Issuer shall automatically be released and discharged from its obligations under this Indenture and the Notes.

This Article Eight shall not apply to (1) any merger, consolidation or amalgamation, or sale, assignment, transfer, lease, conveyance or other disposition of assets, among the Issuer and its Restricted Subsidiaries, (2) a merger, consolidation or amalgamation of the Issuer with or into an Affiliate of the Issuer, solely for the purpose of reincorporating the Issuer in the United States, any state thereof or the District of Columbia, (3) any Required Asset Sale that complies with Section 10.17 or (4) any contribution by the Issuer of Capital Stock of any or all of its Subsidiaries to any Guarantor.

SECTION 8.02.      Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Section 12.08, no Guarantor shall, and the Issuer shall not permit a Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)            (A)  such Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than such Guarantor or another Guarantor or the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof or the District of Columbia, (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B)            the Successor Guarantor, if other than such Guarantor or another Guarantor or the Issuer, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments; and

(C)            except in the case of a merger, consolidation or amalgamation entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after such transaction, no Event of Default exists; or

(2)            the transaction is not prohibited by Section 10.17.

Subject to Section 12.08, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge, consolidate or amalgamate with or into an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, or the District of Columbia, (iii) convert into a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or a jurisdiction in the United States, or (iv) liquidate or dissolve or change its legal form if the Board of the Issuer or the senior management of the Issuer determines in good faith that such action is in the best interests of the Issuer and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in this Section 8.02.

Notwithstanding anything to the contrary in Section 1.03 of this Indenture, no Officer’s Certificate or Opinion of Counsel shall be required in connection with the merger, consolidation, amalgamation or winding up of a Guarantor in accordance with this Section 8.02.

SECTION 8.03.      Successor Substituted. Upon any merger, consolidation or amalgamation or any sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, transfer, lease, conveyance or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

SECTION 8.04.      Division. Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Article Nine

SUPPLEMENTAL INDENTURES

SECTION 9.01.      Amendments or Supplements Without Consent of Holders. The Issuer, any Guarantor (with respect to any amendment relating to its Guarantee or this Indenture) and the Trustee (and any other agent party thereto (to the extent applicable)), as the case may be, at any time and from time to time, may by a supplemental indenture hereto amend or supplement this Indenture, the Notes and any Guarantee without the consent of any Holder, for any of the following purposes:

(1)            to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)            to comply with Article Eight of this Indenture;

(4)            to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders pursuant to the terms of this Indenture;

(5)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(6)            to add or modify covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)            to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(8)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;

(9)            to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Paying Agent (or any other applicable agent) hereunder pursuant to the terms hereof;

(10)          to add a Guarantor, a guarantee of a Parent Entity or a co-obligor of the Notes under this Indenture;

(11)          to comply with the rules of any applicable securities depositary;

(12)          to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes;

(13)          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14)          to secure the Notes and/or the related Guarantees;

(15)          to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(16)          to comply with the rules of any applicable securities depositary; and

(17)          to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged, or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise.

For the avoidance of doubt, the Issuer need not be a party to any supplemental indenture entered into pursuant to Section 10.15 or 12.03. No amendment to, or deletion of any of the covenants described within this Indenture or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

SECTION 9.02.      Amendments, Supplements or Waivers with Consent of Holders.

(a)            With the consent of the Issuer and the Holders of at least a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, any Guarantor (with respect to any Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee by a supplemental indenture hereto for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Guarantee may be waived with the consent of the Holders of at least a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that, without the consent of each affected Holder, no such amendment, supplement or waiver shall, with respect to any Notes held by a non-consenting Holder:

(1)            reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the Maturity of any such Note or reduce the premium payable upon the redemption of such Notes or change the time at which such Notes may be redeemed pursuant to Section 11.01; provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes;

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture, the Notes or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)            make any Note payable in money other than that stated therein;

(6)            make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)            make any change in these amendment and waiver provisions;

(8)            amend the contractual right of any Holder expressly set forth in this Indenture and the Notes to institute suit for the enforcement of any payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor;

(9)            make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)          except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary in any manner materially adverse to the Holders.

(b)            It shall not be necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

Notwithstanding anything to the contrary in this Section 9.02, Article 5 or otherwise in this Indenture, for purposes of determining whether the Holders of at least a majority in principal amount of the Notes then-outstanding or any of the Holders, as applicable, have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of the Indenture, the Notes or the Guarantees or any departure by the Issuer or any Guarantor therefrom, (ii) otherwise acted on any matter related to this Indenture, the Notes or the Guarantees or (iii) directed or required the Trustee or any Holder to undertake any action (or refrain from taking any action) with respect to or under this Indenture, the Notes or the Guarantees, all Notes held or beneficially owned by any Holder (or beneficial owner) or any Affiliate of such Holder (or beneficial owner), shall not, subject to the proviso to this paragraph below, account for more than 20.0% of the Notes outstanding at any time (with respect to any Holder (or beneficial owner) (collectively with any Affiliates of such Holder (or beneficial owner)), the “Voting Cap”) included in determining whether the Holders of at least a majority in principal amount of the Notes then-outstanding or any of the Holders, as applicable, have consented to any action (or refrained from taking any action) or provided any consent or waiver pursuant to this Section 9.02. All Notes held or beneficially owned by any Holder (or beneficial owner) or any Affiliate of such Holder (or beneficial owner) in excess of the Voting Cap shall be deemed to not be outstanding for all purposes of calculating whether the Holders of at least a majority in principal amount of the Notes then-outstanding, or with respect to any other action which requires the consent of the Holders, the Holders, as applicable, have taken any action (or refrained from taking any action) or provided any consent or waiver; provided that, notwithstanding the foregoing, the Issuer may, in its sole discretion, consent to an increase of the Voting Cap for any individual Holder (or beneficial owner) (collectively with any Affiliates of such Holder (or beneficial owner)) from time to time, which increase shall become effective with respect to the Voting Cap solely for such Holder (or beneficial owner) (collectively with any Affiliates of such Holder (or beneficial owner)) (and not, for the avoidance of doubt, with respect to the Voting Cap for any other Holder (or beneficial owner) or the Affiliates of any other Holder (or beneficial owner)) upon written notice to the Trustee.

In connection with any action under this Indenture, the Notes or the Guarantees that requires a determination of whether the Holders of at least a majority in principal amount of the Notes then-outstanding or any of the Holders, as applicable, have consented to such action or otherwise acted on any matter or directed the Trustee to undertake any action (or refrain from taking any action), the Issuer shall identify (i) the amount of Notes held or beneficially owned by a Holder (or beneficial owner) or any Affiliates of such Holder (or beneficial owner), (ii) the amount of the Voting Cap applicable to any Holder (or beneficial owner) and its Affiliates and (iii) whether and to what extent the Voting Cap is triggered with respect to such consent, action or direction in an Officer’s Certificate delivered to the Trustee, upon which the Trustee shall be entitled to conclusively rely without investigation. In the absence of such Officer’s Certificate, the Trustee shall treat the Voting Cap provisions as being inapplicable.

SECTION 9.03.      Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and qualifications, and complies with the provisions hereof. The Trustee has no duty to determine whether a supplemental indenture under this Article Nine need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be responsible for the Issuer’s failure to comply with this Article. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.      Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.      [Reserved].

SECTION 9.06.      Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.07.      Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture.

Article Ten

COVENANTS

SECTION 10.01.      Payment of Principal, Premium, if any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 10.02.      Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in The City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 10.03.      Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 10.01, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent agrees:

(1)            that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(2)            that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(3)            that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (2) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 10.04.      Organizational Existence. Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and that of each Restricted Subsidiary and the rights and franchises of the Issuer and each Restricted Subsidiary to conduct business; provided, that the Issuer shall not be required to preserve any such right or franchise if the Board of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Restricted Subsidiaries will be permitted to change their organizational form; provided that for so long as the Issuer is organized as a partnership or a limited liability company, it will maintain a corporate co-issuer of the Notes.

SECTION 10.05.      Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP.

SECTION 10.06.      [Reserved].

SECTION 10.07.      [Reserved].

SECTION 10.08.      Statement by Officer as to Default.

(a)            The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2025, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)            When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event, notice or other action within 30 calendar days of becoming aware of such Default.

For the avoidance of doubt, any Default or Event of Default resulting from the failure to deliver a notice, report or certificate under this Indenture shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist and/or be cured (including pursuant to this paragraph). For the avoidance of doubt, each of the parties to this Indenture agrees that any court of competent jurisdiction may (x) extend or stay any grace period set forth in this Indenture prior to when any actual or alleged Default becomes an actual or alleged Event of Default or (y) stay the exercise of remedies by the Trustee or Holders contemplated by this Indenture or otherwise upon the occurrence of an actual or alleged Event of Default, in each case of clauses (x) and (y), in accordance with the requirements of applicable law.

SECTION 10.09.      Reports and Other Information.

(a)            Following the Issue Date and so long as any Notes are outstanding, the Issuer shall furnish to the Holders:

(1)            (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Issuer, if the Issuer were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (y) with respect to the annual and quarterly information, a presentation of “Adjusted EBITDA” (as defined in the Offering Memorandum) of the Issuer substantially consistent with the presentation thereof in the Offering Memorandum and derived from such financial information, and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2)            within 10 Business Days after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01 (which, with respect to acquisitions, shall be only with respect to acquisitions that are “significant” pursuant to clauses (1) and (2) of the definition of “Significant Subsidiary” under Rule 1-02 of Regulation S-X), 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) (only with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer) and 5.02(c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K promulgated by the SEC) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report shall be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any Parent Entity or its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any Parent Entity or its Subsidiaries);

provided, however, that (i) in no event shall such financial statements, information or reports be required to comply with (w) Rule 3-10 of Regulation S-X promulgated by the SEC (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the SEC), (x) Rule 3-09 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-09), (y) Rule 3-16 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-16) or (z) any requirement to otherwise include any schedules or separate financial statements of any Subsidiaries of the Issuer or any Parent Entity, Affiliates or equity method investees, (ii) in no event shall such financial statements, information or reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (iii) no such financial statements, information or reports referenced under clause (2) above shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole, (iv) in no event shall such financial statements, information or reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to information or reports provided under clause (2) above and (v) in no event shall information or reports referenced in clause (2) above be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available and, in any case with respect to pro forma financial statements, to include only pro forma revenues, “Adjusted EBITDA” (as defined in the Offering Memorandum and on a basis substantially consistent with the presentation thereof in the Offering Memorandum) and capital expenditures in lieu thereof.

All such annual information and reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly information and reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate.

At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries and exceed in the aggregate the lesser of (i) 5% of the Total Assets of the Issuer and its Subsidiaries and (ii) 5% of the total consolidated revenue for the preceding fiscal year of the Issuer and its Subsidiaries, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Issuer and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

The Issuer shall make available such information and such reports (as well as, if required, the details regarding the audio presentation or conference call, as applicable, described below) to any Holder and, upon request, to any beneficial owner of the Notes, in each case by posting such information and reports on its website, on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment, and shall make such information and reports readily available to any Holder, any bona fide prospective investor in the Notes as determined in the Issuer’s sole discretion and which prospective investors shall, in any event, be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons that certify their status as such to the reasonable satisfaction of the Issuer), any securities analyst (to the extent providing analysis of investment in the notes) or any market maker in the Notes who agrees to treat such information and reports as confidential or accesses such information and reports on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment; provided that the Issuer shall post such information and reports thereon and make readily available any password or other login information to any such Holder, bona fide prospective investor, securities analyst or market maker; provided, further, however, that the Issuer may deny access to any competitively-sensitive information and reports otherwise to be provided pursuant to this paragraph to any such Holder, beneficial owners, bona fide prospective investor, security analyst or market maker that is a competitor of the Issuer and its Subsidiaries to the extent that the Issuer determines in good faith that the provision of such information and reports to such Person would be competitively harmful to the Issuer and its Subsidiaries; and provided, further, that such Holders, beneficial owners, bona fide prospective investors, security analysts or market makers shall agree to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein).

If the Issuer (or a Parent Entity) is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Issuer shall, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, (i) conduct an audio presentation consistent with past practice of the Issuer or (ii) hold a conference call, in either case, with respect to such information and results of operations for the relevant reporting period. No fewer than three (3) Business Days prior to the date of the audio presentation or conference call required to be held in accordance with the preceding sentence, the Company shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such audio presentation or conference call.

(b)            The Issuer shall provide S&P and Moody’s (and their respective successors) with information on a periodic basis as S&P or Moody’s, as the case may be, shall reasonably require in order to maintain public ratings of the Notes. In addition, to the extent not satisfied by the foregoing, the Issuer shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c)            The Issuer may satisfy its obligations under this Section 10.09 with respect to financial information relating to the Issuer by furnishing financial and other information relating to any Parent Entity instead of the Issuer; provided that to the extent such Parent Entity holds assets (other than its direct or indirect interest in the Issuer) that exceeds the lesser of (i) 1.0% of Total Assets of such Parent Entity and (ii) 1.0% of the total consolidated revenue for the preceding fiscal year of such Parent Entity, then such information related to such Parent Entity shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.

(d)            The Issuer shall be deemed to have furnished the financial statements and other information referred to in Section 10.09(a)(1) and (2) if the Issuer or any Parent Entity has filed reports containing such information with the SEC.

To the extent any information is not provided within the time periods specified in this Section 10.09 and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured. The Trustee shall have no responsibility to determine if the Issuer has filed any statements or information with the SEC or posted such statements or information on its website or Intralinks or any comparable password-protected online data system.

SECTION 10.10.      Limitation on Restricted Payments.

(a)            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)            declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A)           dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or

(B)            dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, amalgamation or consolidation, in each case held by a Person other than the Issuer or a Restricted Subsidiary;

(III)          make any principal payment on, or redeem, repurchase, defease, discharge or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Guarantor, other than:

(A)            Indebtedness permitted to be incurred or issued under clauses (11), (12) or (13) of Section 10.11(b); or

(B)            the redemption, defeasance, purchase, repurchase, discharge or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of redemption, defeasance, purchase, repurchase, discharge or acquisition; or

(IV)          make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)            in the case of a Restricted Payment other than a Restricted Investment, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and, in the case of a Restricted Investment utilizing clause (3)(g) of Section 10.10(a), no Event of Default described under clause (1), (2) or (6) under Section 5.01 shall have occurred and be continuing or would occur as a consequence thereof;

(2)            except in the case of a Restricted Investment, the Relevant Condition is satisfied at the time thereof, or immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 10.11(a); and

(3)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after September 29, 2020 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(C) and (8) of Section 10.10(b), but excluding all other Restricted Payments permitted by Section 10.10(b)), is less than the sum of (without duplication):

(a)	50.0% of the Consolidated Net Income of the Issuer for each fiscal quarter from July 1, 2020 to June 30, 2021, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (taken as one accounting period), plus

(b)	(I) in the event that the Relevant Condition is not satisfied at the time thereof and after giving effect thereto, 50.0% of the Consolidated Net Income of the Issuer for each fiscal quarter from July 1, 2021 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (taken as one accounting period); or

(II) in the event that the Relevant Condition is satisfied at the time thereof and after giving effect thereto, 100.0% of the Consolidated Net Income of the Issuer for each fiscal quarter from July 1, 2021 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (taken as one accounting period); plus

(c)           100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer and its Restricted Subsidiaries since September 29, 2020 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 10.11(b)(16)(a) from the issue or sale of:

(x)           (A)          Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(i)            Equity Interests to any future, current or former employees, directors, managers or consultants of the Issuer, its Subsidiaries or any Parent Entity after September 29, 2020, to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4); and

(ii)           Designated Preferred Stock; and

(B)           Equity Interests of any Parent Entity, to the extent such net cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4)); or

(y)          Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests (other than Disqualified Stock) of the Issuer or a Parent Entity;

provided, however, that this clause (c) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Issuer sold to a Subsidiary, (Y) Disqualified Stock (or debt securities that have been converted or exchanged into Disqualified Stock) or (Z) Excluded Contributions, plus

(d)            100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer or a Restricted Subsidiary (including the aggregate principal amount of any Indebtedness of the Issuer or a Restricted Subsidiary contributed to the Issuer or a Restricted Subsidiary for cancellation) (to the extent not constituting an Asset Sale by the Issuer or a Restricted Subsidiary) or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation or merger after July 31, 2018 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 10.11(b)(16)(a), (ii) are contributed by the Issuer or a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(e)            100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(A)            the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investment from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of, such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case, after September 29, 2020; or

(B)            the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after September 29, 2020; plus

(f)             in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after September 29, 2020, the fair market value of the Investment in such Unrestricted Subsidiary (or the net assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent such Investment constituted a Permitted Investment, plus

(g)            the greater of (x) $265.0 million and (y) 7.0% of Consolidated Tangible Net Worth.

(b)            The foregoing provisions shall not prohibit:

(1)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, as applicable, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);

(2)            (A) the prepayment, redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any Parent Entity, in exchange for, or in an amount equal to or less than the proceeds of a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Issuer or any Parent Entity to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) made within 120 days of such sale or issuance of Refunding Capital Stock, and

(B)            if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 10.10(b)(6), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)            the prepayment, redemption, defeasance, repurchase, retirement, discharge, exchange or other acquisition for value of (i) Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or in an amount equal to or less than the proceeds of a sale of, new Indebtedness of the Issuer or a Guarantor or Disqualified Stock of the Issuer or a Guarantor made within 120 days of such incurrence or issuance of new Indebtedness or Disqualified Stock or (ii) Disqualified Stock of the Issuer or a Guarantor made in exchange for, or out of the proceeds of a sale of, Disqualified Stock of the Issuer or a Guarantor made within 120 days of such sale of Disqualified Stock, that, in each case is incurred or issued, as applicable, in compliance with Section 10.11 so long as:

(A)           the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired for value, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock and such prepayment, redemption, defeasance, repurchase, exchange, discharge, acquisition or retirement;

(B)            such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired;

(C)            such new Indebtedness or Disqualified Stock has a final scheduled maturity date or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date or mandatory redemption date of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired (or if earlier, such date that is at least 91 days after the maturity date of the Notes); and

(D)            such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes);

(4)            a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management, director, employee and/or advisor equity plan or equity option plan or any other management, director, employee and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement or any termination agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management, directors or employees of the Issuer, any of its Subsidiaries or any Parent Entity in connection with any corporate transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any fiscal year the greater of (x) $85.0 million and (y) 2.25% of Consolidated Tangible Net Worth (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(A)            the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after September 29, 2020; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition for value will not increase the amount available for Restricted Payments under Section 10.10(a)(3); plus

(B)            the amount of any cash bonuses otherwise payable to employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity that are foregone in exchange for the receipt of Equity Interests of the Issuer or any Parent Entity pursuant to any compensation arrangement, including any deferred compensation plan; plus

(C)            the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries (or any Parent Entity to the extent contributed to the Issuer) after September 29, 2020; less

(D)            the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this Section 10.10(b)(4);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) of this Section 10.10(b)(4) in any fiscal year; provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any Parent Entity or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(5)            the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under Section 10.11 to the extent such dividends are included in the definition of “Fixed Charges;”

(6)            (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after September 29, 2020;

(B)            the declaration and payment of dividends to a Parent Entity, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Entity issued after September 29, 2020; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(C)            the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 10.10(b)(2);

provided, however, that, in the case of each of clauses (A) and (C) of this clause (6), for the Applicable Measurement Period at the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration, as applicable, on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of Section 10.11(a);

(7)            payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any Parent Entity or any of the Issuer’s Restricted Subsidiaries and repurchases or withholdings of Equity Interests in connection with the exercise of any stock or other equity options or warrants or other incentive interests or the vesting of equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligation with respect to, such options or warrants or other incentive interests or other Equity Interests or equity awards;

(8)            the declaration and payment of dividends on the Issuer’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such entity’s common equity) in an amount per annum not to exceed 7.0% of Market Capitalization;

(9)            Restricted Payments (A) in an amount that does not exceed the aggregate amount of Excluded Contributions received since September 29, 2020 and (B) without duplication with clause (A), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after September 29, 2020, to the extent the acquisition of such Investments was financed in reliance on clause (A) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(3);

(10)          other Restricted Payments (A) in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed the greater of (x) $320.0 million and (y) 8.5% of Consolidated Tangible Net Worth at the time of such Restricted Payment and (B) without duplication with clause (A), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after September 29, 2020, to the extent the acquisition of such Investments was financed in reliance on clause (A) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(3);

(11)          any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any Parent Entity to permit payment by such Parent Entity of such amount) to the extent permitted by Section 10.13;

(12)          (A) the repurchase, redemption, defeasance, acquisition, retirement or discharge of any Subordinated Indebtedness in accordance with provisions similar to those of Section 10.16 and Section 10.17; provided that (x) at or prior to such repurchase, redemption, defeasance, acquisition, retirement or discharge, the Issuer (or a third Person permitted by this Indenture) has made a Change of Control Triggering Event Offer, Asset Sale Offer, Alternate Offer or Advance Offer, as the case may be, with respect to the Notes to the extent required as a result of such Change of Control Triggering Event or Asset Sale, as the case may be, and (y) all Notes tendered by Holders in connection with the relevant Change of Control Triggering Event Offer, Asset Sale Offer, Alternate Offer or Advance Offer, as applicable, have been repurchased, redeemed, defeased, acquired, retired or discharged; and (B) Restricted Payments made with Net Proceeds from Asset Sales remaining after the making by the Issuer of any Asset Sale Offer required to be made by the Issuer pursuant to Section 10.17 and the purchase of all Notes tendered therein;

(13)          the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay or cause to be paid, in each case without duplication,

(A)            franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain their corporate or other legal existence;

(B)            for any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local, provincial, territorial or foreign income or similar tax purposes of which a Parent Entity is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local, provincial, territorial or foreign income or similar taxes (as applicable), including any interest or penalties related thereto, of such Tax Group for such taxable period that are attributable to the income, revenue, receipts or capital of the Issuer and/or its Subsidiaries; provided that (i) payments made pursuant to this clause (B) shall not exceed the amount of liability that the Issuer and/or its applicable Subsidiaries (as applicable) would have incurred were such taxes determined as if such entity(ies) had been a stand-alone taxpayer or a stand-alone group for all relevant taxable periods and (ii) payments under this clause (B) in respect of any taxes attributable to any Unrestricted Subsidiaries of the Issuer may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Issuer, the Restricted Subsidiaries or the Guarantors;

(C)            customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits and indemnities are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries;

(D)            general corporate, operating (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters);

(E)            fees and expenses related to any equity or debt offering, financing transaction, acquisitions, divestitures, investments or other non-ordinary course transaction (whether or not consummated or successful) of such Parent Entity; provided that any such transaction was in the good faith judgment of the Issuer intended to be for the benefit of the Issuer and its Restricted Subsidiaries;

(F)            amounts (including fees and expenses) that would otherwise be permitted to be paid directly by the Issuer or its Restricted Subsidiaries pursuant to clauses (3), (4) or (12) of Section 10.13(b);

(G)            cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any Parent Entity; and

(H)            to finance Investments by a Parent Entity that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (2) such Parent Entity shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (y) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by Article Eight) in order to consummate such Investment, (3) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receive no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (4) any property received by the Issuer or a Restricted Subsidiary shall not increase amounts available for Restricted Payments pursuant to Section 10.10(a)(3) or Section 10.10(b)(9), except to the extent the fair market value at the time of such receipt of such property exceeds the Restricted Payment made pursuant to this clause (H), and (5) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant or Section 10.10(b)(9) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(14)          the repurchase, redemption or other acquisition of Equity Interests of the Issuer or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any Restricted Subsidiary, in each case, permitted under this Indenture;

(15)          the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16)          any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment, the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio would be equal to or less than 2.00 to 1.00 (provided that with respect to any Restricted Investment, the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio would be equal to or less than 2.25 to 1.00);

(17)          payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Article Eight;

(18)          (i) payments made in connection with the purchase of any Permitted Bond Hedge Transaction, (ii) payments made to settle, unwind or terminate any Permitted Warrant Transaction (I) by delivery of common stock of the Issuer or any Parent Entity, (II) by set-off against the related Permitted Bond Hedge Transaction or (III) with cash payments as determined under the terms of the documentation governing such transaction, or (iii) the settlement or termination of any Permitted Equity Derivatives described in clause (1) of the definition thereof; provided that the entry into such Permitted Equity Derivative was permitted under this covenant;

(19)          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness consisting of Acquired Indebtedness;

(20)          mandatory redemptions of Disqualified Stock; and

(21)          Restricted Payments in an aggregate amount not to exceed an amount equal to (i) the sum of, without duplication, Declined Proceeds less (ii) any amounts that have been used for Restricted Payments permitted by clause (12) of this Section 10.10(b);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (16) and (21) of this Section 10.10(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 10.10, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (21) of Section 10.10(b) and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to Section 10.10(a), the Issuer shall be entitled to divide or classify (or later divide, classify or reclassify (based on circumstances existing on the date of such later division, classification or reclassification) in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (21) of Section 10.10(b) and/or Section 10.10(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 10.10.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c)            As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture and will not guarantee the Notes.

(d)            For the avoidance of doubt, this Section 10.10 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

SECTION 10.11.      Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Applicable Measurement Period would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)            The foregoing limitations shall not apply to:

(1)            the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $550.0 million and (ii) 14.0% of Consolidated Tangible Net Worth;

(2)            the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) (other than any Additional Notes, if any, or guarantees with respect thereto);

(3)            Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under the terms of each Existing Facility as in effect on the Issue Date;

(4)            Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) of this Section 10.11(b));

(5)            Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Restricted Subsidiaries to finance the purchase, lease, expansion, construction, development, replacement, maintenance, upgrade, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset (including, but not limited to, MSRs, Servicing Advances, mortgages or other loans, mortgage-related securities or derivatives, consumer receivables, REO Assets, Residual Interests, mortgage-related receivables or other similar assets (or any interests in any of the foregoing)), whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the Liens securing such Indebtedness may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 270 days after the latter of the acquisition or completion of the construction of the property subject to the Lien, provided, further that the amount of such Indebtedness does not exceed the fair market value of the assets developed, constructed, purchased, leased, repaired, maintained, expanded, replaced, upgraded, installed or improved with the proceeds of such Indebtedness;

(6)            (a) Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice or industry norm, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and (b) Indebtedness of the Issuer or any of its Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, customers or other creditors issued in the ordinary course of business or consistent with past practice or industry norm;

(7)            Permitted Funding Indebtedness;

(8)            Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(9)            Non-Recourse Indebtedness;

(10)          Indebtedness arising from agreements of the Issuer or any of the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, a Subsidiary or an Investment, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(11)          Indebtedness or Disqualified Stock of the Issuer issued to or held by a Restricted Subsidiary; provided that any such Indebtedness or Disqualified Stock owing to or held by a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness or Disqualified Stock in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice or industry norm (and not in connection with the borrowing of money), is, to the extent applicable, expressly subordinated in right of payment (to the extent permitted by applicable law and it does not result in material adverse tax consequences) to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness or Disqualified Stock constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness or Disqualified Stock (to the extent such Indebtedness or Disqualified Stock is then outstanding) not permitted by this clause;

(12)          Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary owing to or held by the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to or held by a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice or industry norm (and not in connection with the borrowing of money), such Indebtedness, Disqualified Stock or Preferred Stock is, to the extent applicable, expressly subordinated in right of payment (to the extent permitted by applicable law and it does not result in material adverse tax consequences) to the Notes or the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness, Disqualified Stock or Preferred Stock constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock (to the extent such Indebtedness, Disqualified Stock or Preferred Stock is then outstanding) not permitted by this clause;

(13)          shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Capital Stock constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock or Disqualified Stock, as applicable (to the extent such Preferred Stock or Disqualified Stock is then outstanding), not permitted by this clause;

(14)          Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) and, to the extent constituting Indebtedness, of obligations under Permitted Warrant Transactions;

(15)          obligations in respect of self-insurance and obligations in respect of stays, customs, performance, indemnity, bid, appeal, judgment, surety and other similar bonds or instruments and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Issuer or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice or industry norm or in connection with judgments that do not result in an Event of Default;

(16)          (a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (16)(a) and any outstanding amount of Indebtedness under clause (17) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (16)(a), does not at any one time outstanding exceed, 200.0% of the net cash proceeds received by the Issuer since September 29, 2020 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(c) and (3)(d) of Section 10.10(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.10(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and (b) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (16)(b) and any outstanding amount of Indebtedness under clause (17) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (16)(b), does not at any one time outstanding exceed the greater of (x) $550.0 million and (y) 14.0% of Consolidated Tangible Net Worth (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (16)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (16)(b) but shall be deemed incurred pursuant to Section 10.11(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 10.11(a));

(17)          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend, defease, repay, prepay, redeem or retire (collectively, “refinance” with “refinances,” “refinanced” and “refinancing” having a correlative meaning) any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries incurred or issued as permitted under Section 10.11(a) and clauses (2), (4), (5), (6)(b) and (16), this clause (17) and clauses (18), (22), (23), (27), (28) and (34) of this Section 10.11(b) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing (the “Refinancing Indebtedness”) on or prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)            has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes),

(B)            to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)            shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Issuer or a Guarantor;

provided, further, that subclause (A) of this clause (17) shall not apply to any refinancing of any Secured Indebtedness;

(18)          Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (y) Persons that are acquired by the Issuer or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided that after giving pro forma effect to such Investment, acquisition, merger, amalgamation or consolidation, either:

(A)            the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.11(a); or

(B)            the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation, provided, however, that on a pro forma basis, the aggregate amount of Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to clause (x) by any Restricted Subsidiaries that are not Guarantors, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this proviso and any outstanding amount of Indebtedness under clause (17) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this proviso, does not at any one time outstanding exceed the greater of (i) $155.0 million and (ii) 4.0% of Consolidated Tangible Net Worth;

(19)          (a) Cash Management Obligations, (b) Indebtedness in respect of netting services, overdraft protections and similar arrangements and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, and (c) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries or industry norm with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(20)          Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit, bank guarantee or other instrument issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or such other instrument;

(21)          (A) any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture, or

(B)            any co-issuance by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the terms of this Indenture;

(22)          Indebtedness of any Restricted Subsidiary that is not a Guarantor; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Guarantor outstanding in reliance on this clause (22) shall not exceed, when aggregated with the outstanding amount of Indebtedness under clause (17) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (22), at the time of incurrence thereof and together with any other Indebtedness incurred under this clause (22), the greater of (x) $160.0 million and (y) 4.25% of Consolidated Tangible Net Worth;

(23)          Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries incurred or issued to finance or assumed in connection with an acquisition or Investment in a principal amount not to exceed the greater of (x) $265.0 million and (y) 7.0% of Consolidated Tangible Net Worth in the aggregate at any one time outstanding together with all other outstanding Indebtedness, Disqualified Stock or Preferred Stock issued under this clause (23) and any outstanding Indebtedness under clause (17) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (23) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred pursuant to Section 10.11(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 10.11(a));

(24)          Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice or industry norm;

(25)          Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees, managers or consultants thereof (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any Restricted Subsidiary or any Parent Entity, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in Section 10.10(b)(4);

(26)          Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Issuer or a Subsidiary of the Issuer of the administrative expense of servicing such Securitization Entity;

(27)          Guarantees by the Issuer or any of its Restricted Subsidiaries to owners of servicing rights in the ordinary course of business or consistent with past practice or industry norm;

(28)          Indebtedness by the Services Business in an amount not to exceed at any one time outstanding, when aggregated with the principal amount and liquidation preference of all other Indebtedness then outstanding and incurred or issued pursuant to this clause (28) and any outstanding amount of Indebtedness under clause (17) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (28), the greater of (x) $75.0 million and (y) 2.0% of Consolidated Tangible Net Worth;

(29)          to the extent constituting Indebtedness, Indebtedness under Excess Spread Sales incurred in the ordinary course of business or consistent with past practice or industry norm;

(30)          Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Issuer or any of the Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance as described in Article Thirteen, in each case in accordance with this Indenture;

(31)          Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(32)          Indebtedness representing deferred compensation to employees of any Parent Entity, the Issuer or any Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice or industry norm;

(33)          Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with any Permitted Investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(34)          Indebtedness in the form of Capitalized Lease Obligations arising out of any Sale and Lease-Back Transaction;

(35)          to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business or consistent with past practice or industry norm;

(36)          unfunded pension fund and other employee benefits plan obligations and liabilities incurred in the ordinary course of business or consistent with past practice or industry norm; and

(37)          all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (36) of this Section 10.11(b).

(c)            For purposes of determining compliance with this Section 10.11,

(1)            in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (37) of Section 10.11(b) or is entitled to be incurred pursuant to Section 10.11(a), the Issuer, in its sole discretion, may divide, classify or reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in one of the above clauses or paragraphs;

(2)            at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Sections 10.11(a) and (b);

(3)            the principal amount of Indebtedness outstanding under any clause of this covenant shall be determined after giving effect to the application of proceeds of any Indebtedness incurred to refinance any such Indebtedness;

(4)            guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included;

(5)            if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to any clause of Section 10.11(b) or Section 10.11(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, Disqualified Stock or Preferred Stock, then such other Indebtedness, Disqualified Stock or Preferred Stock shall not be included; and

(6)            for purposes of calculating the Fixed Charge Coverage Ratio or the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, as applicable, in connection with the incurrence of any Indebtedness pursuant to Sections 10.11(a) or (b) or the creation or incurrence of any Lien pursuant to Section 10.12, the Issuer may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such Fixed Charge Coverage Ratio or Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, as applicable, is satisfied with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this covenant or the definition of “Permitted Liens,” as applicable, whether or not the Fixed Charge Coverage Ratio or the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is met; provided that for purposes of subsequent calculations of the Fixed Charge Coverage Ratio or the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Issuer revokes an election of a Reserved Indebtedness Amount.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 10.11. If Indebtedness originally incurred in reliance upon a percentage of Consolidated Tangible Net Worth under clause (1) of Section 10.11(b) is being refinanced under clause (1) of Section 10.11(b) and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been incurred under such clause (1) so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus amounts permitted by the next sentence. Any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to clauses (1) and (16)(b) of Section 10.11(b) shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(d)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced, plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(e)            The principal amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

(f)            This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness solely because such Indebtedness has a junior priority with respect to shared collateral or because it is guaranteed by other obligors.

SECTION 10.12.      Limitation on Liens. The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Issuer or any Guarantor, unless (a) the Notes (or the related Guarantee in the case of Liens on assets of a Guarantor) are secured equally and ratably with, or on a senior basis to, (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the Obligations secured by such Subject Lien until such time as such Obligations are no longer secured by a Lien or (b) such Subject Lien is a Permitted Lien. Any Lien created for the benefit of the Holders pursuant to this Section 10.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

For the avoidance of doubt, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 10.13.      Limitation on Transactions with Affiliates.

(a)            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of (x) $50.0 million and (y) 1.5% of Consolidated Tangible Net Worth, unless:

(1)            such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(2)            the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of the greater of (x) $105.0 million and (y) 2.75% of Consolidated Tangible Net Worth, a resolution adopted by a majority of the Board of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)            The foregoing provisions shall not apply to the following:

(1)            (A) transactions between or among the Issuer and a Restricted Subsidiary or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (B) any merger, amalgamation or consolidation of the Issuer into any Parent Entity; provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, amalgamation or consolidation is otherwise consummated in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2)            Restricted Payments permitted by Section 10.10 (other than pursuant to Sections 10.10(b)(11) or 10.10(b)(13)(F)) and the definition of “Permitted Investments” (other than clause (11) of such definition);

(3)            any transaction that has been approved by a majority of the disinterested directors of the Board of the Issuer or any Parent Entity, or where no such disinterested directors exist, by unanimous approval of the directors of such Board;

(4)            the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to or on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee) of the Issuer, any Restricted Subsidiary of the Issuer or any Parent Entity;

(5)            transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(6)            any agreement or arrangement as in effect or contemplated in the good faith determination of the Issuer as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Board of the Issuer or the senior management of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)            [reserved];

(8)            [reserved];

(9)            transactions with customers, clients, suppliers, vendors, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business or that are consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of the Issuer or the senior management thereof, or are on terms, taken as a whole, that are not materially less favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)          the issuance or transfer of (A) Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performing of customary registration rights to any Parent Entity or to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate or Immediate Family Members of any of the foregoing, or any permitted transferee thereof) of the Issuer or any of its Subsidiaries or any Parent Entity and (B) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(11)          [reserved];

(12)          payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity and employment agreements, consulting agreements, indemnification agreements, employee benefit plans, stock option plans and other compensatory or severance arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or similar arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) (including salary or guaranteed payments and bonuses) which, in each case, are approved by the Board of the Issuer or the senior management of the Issuer in good faith;

(13)          (A) investments by Permitted Holders in securities or loans of the Issuer or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms, and (B) payments to Permitted Holders in respect of securities or loans of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(14)          transactions with a Person that is an Affiliate of the Issuer arising solely because the Issuer or any Restricted Subsidiary owns any Equity Interest in, or controls, such Person;

(15)          [reserved];

(16)          intellectual property licenses entered into in the ordinary course of business or consistent with past practice or industry norm;

(17)          the provision of mortgage servicing, mortgage loan origination, real estate logistics, brokerage and management and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by this Indenture which are fair to the Issuer and its Restricted Subsidiaries (as determined by the Issuer in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Issuer in good faith);

(18)          an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Issuer or a Restricted Subsidiary and not entered into in contemplation of such acquisition or merger; provided that such acquisition or merger complied with this covenant;

(19)          transactions between the Issuer or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Issuer or any Parent Entity; provided, however, that such director abstains from voting as a director of the Issuer or such Parent Entity, as the case may be, on any matter including such other Person;

(20)          Co-Investment Transactions as approved by the Board or the senior management of the Issuer or any Parent Entity in good faith;

(21)          sales of accounts receivable, or participation therein, or Securitization Assets or related assets in connection with any Permitted Securitization Indebtedness or Permitted Funding Indebtedness;

(22)          pledges of Equity Interests of Unrestricted Subsidiaries;

(23)          payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practice or industry norm (including, without limitation, any cash management activities related thereto);

(24)          transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and

(25)          any merger, consolidation or reorganization of the Issuer or any of its Restricted Subsidiaries (otherwise not prohibited by this Indenture) with an Affiliate of the Issuer and/or such Restricted Subsidiary solely for the purpose of (i) reorganizing Capital Stock of the Issuer or any direct or indirect parent thereof, (ii) forming or collapsing a holding company structure or (iii) reorganizing the Issuer or such Restricted Subsidiary in a new jurisdiction, in each case, so long as any such merger, consolidation or reorganization has been approved by such Restricted Subsidiary, as applicable, in good faith.

SECTION 10.14.      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary that is not a Guarantor to:

(a)            (x) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor with respect to its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(b)            make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(c)            sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)            contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Facilities and the related documentation and Hedging Obligations;

(2)            this Indenture, the Notes and the Guarantees;

(3)            Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)            applicable law or any applicable rule, regulation or order or any requirement of any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary or any of their businesses;

(5)            any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary (or where such Person is an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with this Indenture), or any other transaction entered into in connection with any such acquisition, merger, consolidation, amalgamation or redesignation, in existence at the time of such acquisition or at the time it merges, consolidates or amalgamates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person or at the time it is redesignated (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or redesignated;

(6)            contracts, including sale-leaseback agreements, for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary;

(7)            Secured Indebtedness and related Liens otherwise permitted to be incurred pursuant to Sections 10.11 and 10.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)            restrictions on cash or other deposits or net worth imposed by customers or other counterparties under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or restrictions on cash or other deposits permitted under Section 10.12 or arising in connection with any Permitted Liens;

(9)            other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors that is permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 10.11;

(10)          customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating to such joint venture or in shareholder, partnership, limited liability company and other similar agreements in respect of non-Wholly-Owned Restricted Subsidiaries;

(11)          customary provisions contained in leases, subleases, licenses, sublicenses or similar agreements, including with respect to intellectual property and other agreements;

(12)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice or industry norm; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(13)          other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to Section 10.11; provided that, (A) in the good faith judgment of the Issuer, such incurrence will not materially impair the Issuer’s ability to make payments under the Notes when due, (B) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness or (C) the encumbrances and restrictions in such Indebtedness, Disqualified Stock or Preferred Stock either are not materially more restrictive taken as a whole than those contained in the Notes as in effect on the Issue Date or generally represent market terms at the time of incurrence or issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(14)          provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness, provide for financial covenants, limitation on affiliate transactions, the transfer of all or substantially all assets, other fundamental changes or other limitations which, in each case as determined in good faith by the Issuer, are customary or will not materially affect the ability of the Issuer to pay the principal, interest and premium, if any, on the Notes;

(15)          the requirement of any Securitization, Warehouse Facility or MSR Facility that is exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Issuer formed in connection therewith;

(16)          restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to, any property not otherwise prohibited under this Indenture that limit the right of such Subsidiary to dispose of such property; and

(17)          any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 10.14 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) of this Section 10.14; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 10.14, (A) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (B) the subordination of loans and advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 10.15.      Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any of its Domestic Subsidiaries that is a Wholly-Owned Subsidiary (and any Domestic Subsidiary that is a non-Wholly-Owned Subsidiary if such non-Wholly-Owned Subsidiary guarantees or otherwise becomes an obligor of other capital markets debt securities of the Issuer or any Guarantor), other than (a) an Excluded Restricted Subsidiary, (b) an MSR Facility Trust, a Securitization Entity or a Warehouse Facility Trust, (c) a Guarantor or (d) a Foreign Subsidiary, a Domestic Subsidiary of a Foreign Subsidiary which is a CFC or a FSHCO, to guarantee or otherwise become an obligor of (i) any Credit Facility permitted under Section 10.11(b)(1) or (ii) capital markets debt securities of the Issuer or any other Guarantor in an aggregate principal amount in excess of the greater of (x) $80.0 million and (y) 2.25% of Consolidated Tangible Net Worth, unless:

(1)            such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture in substantially the form of Exhibit A hereto providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2)            such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 10.15 shall not be applicable to any guarantee or obligation of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) above.

Each Guarantee shall be released in accordance with the provisions of this Indenture pursuant to Article Twelve.

SECTION 10.16.      Change of Control Triggering Event.

(a)            If a Change of Control Triggering Event occurs after the Issue Date, unless, prior to, or concurrently with, the time the Issuer is required to make a Change of Control Triggering Event Offer (as defined below), the Issuer has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the Outstanding Notes as described under Section 4.01 or Section 11.06, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Triggering Event Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine (any Change of Control Triggering Event Offer at a higher amount, an “Alternate Offer”)) (such price, the “Change of Control Triggering Event Payment”) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Triggering Event Payment Date (as defined below). Within 30 days following any Change of Control Triggering Event, the Issuer shall send notice of such Change of Control Triggering Event Offer electronically or by first-class mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depository, with the following information:

(1)            that a Change of Control Triggering Event Offer is being made pursuant to this Section 10.16 and that all Notes properly tendered pursuant to such Change of Control Triggering Event Offer shall be accepted for payment by the Issuer;

(2)            the purchase price and the purchase date, which will be no earlier than ten days nor later than 60 days from the date such notice is sent (the “Change of Control Triggering Event Payment Date”), except in the case of a conditional Change of Control Triggering Event Offer made in advance of a Change of Control Triggering Event pursuant to Section 10.16(e);

(3)            that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4)            that, unless the Issuer defaults in the payment of the Change of Control Triggering Event Payment, all Notes accepted for payment pursuant to the Change of Control Triggering Event Offer shall cease to accrue interest on the Change of Control Triggering Event Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Triggering Event Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of the Depository, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Triggering Event Payment Date;

(6)            that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Triggering Event Offer, an electronic transmission (in PDF), a facsimile transmission or letter setting forth the name of the Holder or otherwise in accordance with the procedures of the Depository, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)            that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes (or, in the case of Global Notes, such Notes will be reduced by such amount of Notes that the Holder has tendered) and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to at least $2,000 or an integral multiple of $1,000 in excess of $2,000;

(8)            if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Triggering Event Offer is conditional on the occurrence of such Change of Control Triggering Event and describing each such condition, and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Triggering Event Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that any or all such conditions shall not have been satisfied or waived by the Change of Control Triggering Event Payment Date, or by the Change of Control Triggering Event Payment Date as so delayed; and

(9)            such other instructions, as determined by the Issuer, consistent with this Section 10.16, that a Holder must follow.

(b)            While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Triggering Event Offer, a Holder may exercise its option to elect for the purchase of Notes or withdraw such election through the facilities of the Depository, subject to its rules and regulations.

(c)            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Triggering Event Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. For the avoidance of doubt, the Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(d)            On the Change of Control Triggering Event Payment Date, the Issuer shall, to the extent permitted by law,

(1)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Triggering Event Offer;

(2)            deposit with the Paying Agent an amount equal to the aggregate Change of Control Triggering Event Payment in respect of all Notes or portions thereof so tendered; and

(3)            deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(e)            The Issuer shall not be required to make a Change of Control Triggering Event Offer if a third party makes the Change of Control Triggering Event Offer (including, for the avoidance of doubt, an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Triggering Event Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Triggering Event Offer. Notwithstanding anything to the contrary herein, a Change of Control Triggering Event Offer (including, for the avoidance of doubt, an Alternate Offer) may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Triggering Event Offer.

(f)            With respect to the Notes, if Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Triggering Event Offer and the Issuer, or any third party making a Change of Control Triggering Event Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than ten days nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Triggering Event Offer described above), to redeem all Notes that remain outstanding following such purchase on a date (the “Second Change of Control Triggering Event Payment Date”) at a price in cash equal to the Change of Control Triggering Event Payment (excluding any early tender premium or similar premium and any accrued and unpaid interest to any Holder in such Change of Control Triggering Event Payment) in respect of the Second Change of Control Triggering Event Payment Date, plus accrued and unpaid interest on the Notes that remain outstanding to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the Second Change of Control Triggering Event Payment Date).

(g)            The provisions of this Section 10.16 and the definition of “Change of Control” may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. A Change of Control Triggering Event Offer with respect to the Notes (including, for the avoidance of doubt, an Alternate Offer) may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Guarantees so long as the offer to purchase a Holder’s Notes in the tender offer is not conditioned upon the delivery of consents by such Holder. In addition, the Issuer or any third party approved in writing by the Issuer that is making the Change of Control Triggering Event Offer (including, for the avoidance of doubt, an Alternate Offer) may increase or decrease the Change of Control Triggering Event Payment (or decline to pay any early tender or similar premium) being offered to Holders at any time in its sole discretion, so long as the Change of Control Triggering Event Payment is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

SECTION 10.17.      Asset Sales.

(a)            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, other than a Required Asset Sale, unless:

(1)            the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)            except in the case of a Permitted Asset Swap, with respect to any Asset Sale in excess of the greater of (x) $105.0 million and (y) 2.75% of Consolidated Tangible Net Worth, either (a) at least 75% of the consideration for such Asset Sale (measured at the time of contractually agreeing to such Asset Sale), together with all other Asset Sales since September 29, 2020 (on a cumulative basis) or (b) at least 50% of the consideration for such Asset Sale (measured at the time of contractually agreeing to such Asset Sale), in each case, received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A)            any liabilities (as reflected on the Issuer’s or such Restricted Subsidiary’s, most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Notes or the Guarantees of the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Issuer or such Restricted Subsidiary from such liabilities;

(B)            any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(C)            any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $400.0 million and (ii) 10.0% of Consolidated Tangible Net Worth at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(D)            Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Issuer or a Restricted Subsidiary), to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; and

(E)            any Investment, Capital Stock, assets, property or capital or other expenditure of the kind referred to in Section 10.17(b)(2),

shall, for purposes of this Section 10.17 (and no other provision of this Indenture), be deemed to be cash or Cash Equivalents.

(b)            Within 540 days after the Issuer’s or any Restricted Subsidiary’s receipt of any Net Proceeds from any Asset Sale (the “Asset Sale Proceeds Application Period”), including a Required Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(1)            to repay:

(A)            Obligations under a Credit Facility to the extent such Obligations were incurred under clause (1) of Section 10.11(b) (and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto);

(B)            Obligations under Secured Indebtedness of the Issuer or a Guarantor (and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto);

(C)            Obligations under the Notes or any other Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary (and, in the case of other Senior Indebtedness which constitutes revolving obligations, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Issuer or any Restricted Subsidiary shall so repay any Senior Indebtedness other than the Notes, the Issuer shall either (i) reduce Obligations under the Notes on a pro rata basis by, at its option, (x) redeeming Notes as described under Section 11.01 or (y) purchasing Notes through open market purchases or in arm’s-length privately negotiated transactions, or (ii) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon; or

(D)            Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

provided that, to the extent the Issuer or any Restricted Subsidiary makes an offer to redeem, prepay, repay or purchase any Obligations pursuant to any of the foregoing clauses (A) through (D) at a price of no less than 100% of the principal amount thereof, to the extent the relevant creditors do not accept such offer, the Issuer and the Restricted Subsidiaries will be deemed to have applied an amount of the Net Proceeds equal to such amount not so accepted in such offer (and such amount shall increase Declined Proceeds on a dollar-for-dollar basis); or

(2)            to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other property or assets (excluding Capital Stock, but including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and other loans, mortgage-related securities and derivatives, other mortgage-related receivables, REO Assets, Residual Interests and other similar assets (or any interest in any of the foregoing) that are used to support or pledged to secure Permitted Funding Indebtedness), in the case of each of clauses (A), (B) and (C), either (i) that is used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that the Issuer may elect to deem Investments, capital expenditures or acquisitions within the scope of the foregoing clauses (A), (B) or (C), as applicable, that occur prior to the receipt of the Net Proceeds to have been made in accordance with this clause (ii) so long as such deemed Investments, capital expenditures or acquisitions shall have been made no earlier than the earliest of (x) the notice of such Asset Sale to the Trustee, (y) the execution of a definitive agreement relating to such Asset Sale or (z) 180 days prior to the consummation of such Asset Sale; or

(3)            any combination of the foregoing;

provided that, in the case of clause (2), a binding commitment or letter of intent shall be treated as a permitted application of the Net Proceeds from the date of such commitment or letter of intent so long as the Issuer or such Restricted Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment or letter of intent within 180 days after the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied in such manner within the later of 540 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment, and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment within 180 days of such cancellation or termination (a “Second Commitment”) and such Net Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds to the extent the Asset Sale Proceeds Application Period has expired.

Notwithstanding any other provisions of this Section 10.17, (i) to the extent that the application of any or all of the Net Proceeds of any Asset Sale by a Restricted Subsidiary that is not a Guarantor (a “Non-Guarantor Disposition”) (A) is (x) prohibited or delayed by or would violate or conflict with applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other organizational or administrative impediments from being repatriated to the United States (including for the avoidance of doubt restrictions, prohibitions or impediments relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming and/or cross-streaming of Cash Equivalents intra-group and relating to the fiduciary and/or statutory duties of the directors (or equivalent Persons) of the Issuer and/or any of its Subsidiaries) or would conflict with the fiduciary and/or statutory duties of such Subsidiary’s directors (or equivalent Persons), or (B) would result in, or could reasonably be expected to result in, a risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Subsidiary, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this Section 10.17, and such amounts may be retained by the applicable Restricted Subsidiary that is not a Guarantor; provided that if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this Section 10.17 or (ii) to the extent that the Issuer has reasonably determined that repatriation of any or all of the Net Proceeds of any Non-Guarantor Disposition would have a material adverse tax cost or consequence to the Issuer or its Subsidiaries with respect to such Net Proceeds (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective Parent Entities would incur a material incremental tax liability, including as a result of a tax dividend, a deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected may be retained by the applicable Restricted Subsidiary that is not a Guarantor and an amount equal to such Net Proceeds will not be required to be applied in compliance with this Section 10.17; provided, further, that if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds would not result in such material adverse tax cost or consequence, an amount equal to such amount of Net Proceeds will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this Section 10.17. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Section 10.17 shall be construed to require the Issuer or any Subsidiary to repatriate cash.

(c)            To the extent Net Proceeds from an Asset Sale exceed amounts that are invested or applied as provided and within the time period set forth in the second preceding paragraph, such excess amount will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of (i) $105.0 million and (ii) 2.75% of Consolidated Tangible Net Worth, the Issuer shall make an offer to all Holders and, if required or permitted by the terms of other Indebtedness that is pari passu in right of payment with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness, with respect to the Notes only, that is equal to $2,000 or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, with respect to the Notes only, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing the applicable Pari Passu Indebtedness. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within twenty Business Days after the date that Excess Proceeds exceed the greater of (i) $105.0 million and (ii) 2.75% of Consolidated Tangible Net Worth by transmitting electronically or mailing a notice to the Holders, with a copy to the Trustee, which notice shall advise the Holders of the Asset Sale Offer and shall contain all information relating to the procedures for tendering Notes in the Asset Sale Offer and withdrawing Notes therefrom, in each case consistent with this Section 10.17 and determined by the Issuer to be appropriate. The Issuer may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the Asset Sale Proceeds Application Period (the “Advance Offer”) with respect to all or a part of the available Net Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture. Additionally, the Issuer may at its option, make an Asset Sale Offer using Net Proceeds at any time after the consummation of such Asset Sale. If an Advance Offer is made, such offer may provide that the Advance Offer is conditioned on one or more conditions precedents, and, if applicable, state that, in the Issuer’s discretion, the purchase date may be delayed until such time (including more than 60 days after the offer to purchase is mailed or delivered, including by electronic transmission) as any conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that any such conditions shall not have been satisfied by the purchase date, or by the purchase date as so delayed.

To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and, if applicable, Pari Passu Indebtedness, tendered pursuant to an Asset Sale Offer (or Advance Offer) is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) (such remaining proceeds, the “Declined Proceeds”), the Issuer may use the Declined Proceeds in any manner not prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or the Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Notes (subject to applicable Depository procedures as to Global Notes) and the Issuer or the representative of such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the amount of Net Proceeds the Issuer is offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds.

Pending the final application of an amount equal to the Net Proceeds pursuant to this Section 10.17, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise apply such Net Proceeds in any manner not prohibited by this Indenture.

(d)            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or an Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions described in this Indenture by virtue of such compliance. For the avoidance of doubt, the Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(e)            The provisions of this Section 10.17 may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. An Asset Sale Offer or Advance Offer may be made at the same time as, and in conjunction with, the solicitation of consents with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Guarantees.

SECTION 10.18.      Suspension of Covenants.

(a)            If on any date following the Issue Date: (1) the Notes have an Investment Grade Rating from any two of the three Rating Agencies and (2) no Default has occurred and is continuing under this Indenture with respect to the Notes (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), then beginning on such date and continuing until the Reversion Date, with respect to the Notes, the Issuer and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”):

(A)            clause (a)(4) of Section 8.01;

(B)            Section 10.10;

(C)            Section 10.11;

(D)            Section 10.13;

(E)            Section 10.14;

(F)            Section 10.15; and

(G)            Section 10.17.

Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from any Asset Sale shall be reset at zero. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing with respect to the Notes, and on any subsequent date (the “Reversion Date”) any two of the three Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the Notes. The period of time between (and including) the Suspension Date and the Reversion Date (but excluding the Reversion Date) is referred to in this Indenture as the “Suspension Period.” The Guarantees of Notes of the Guarantors shall be suspended during the Suspension Period.

(b)            In the event of any such reinstatement with respect to a series of Notes, no action taken or omitted to be taken by the Issuer or any of the Restricted Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under this Indenture with respect to the Notes, and no Default or Event of Default will be deemed to exist or have occurred as a result of any failure by the Issuer or any Restricted Subsidiary to comply with any of the Suspended Covenants during the Suspension Period; provided that (1) with respect to Restricted Payments made on or after the Reversion Date, the amount of Restricted Payments made will be calculated as though the provisions of Section 10.10 had been in effect prior to, but not during, the Suspension Period (including with respect to a Limited Condition Transaction entered into during the Suspension Period), (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) shall be classified to have been incurred or issued pursuant to Section 10.11(b)(4), (3) no Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period, (4) any Affiliate Transaction entered into on or after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of Section 10.13(b), (5) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a) through (c) of Section 10.14 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 10.14(1), (6) no Subsidiary of the Issuer shall be required to comply with the covenant described under Section 10.15 on or after the Reversion Date with respect to any guarantee entered into by such Subsidiary during the Suspension Period, and (7) all Liens created, incurred or assumed during the Suspension Period in compliance with this Indenture shall be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (11) of the definition of “Permitted Liens.”

During the Suspension Period, the Issuer and its Restricted Subsidiaries shall be entitled to incur Liens to the extent provided for under Section 10.12 (including, without limitation, Permitted Liens). To the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 10.12 and the “Permitted Liens” definition and for no other provision of this Indenture).

(c)            Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (1) no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred or contractual obligation arising during the Suspension Period), and (2) following a Reversion Date, the Issuer and each Restricted Subsidiary shall be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby. The Issuer shall give the Trustee prompt notice (in the form of an Officer’s Certificate) of the beginning and end of any Suspension Period.

SECTION 10.19.      Limited Condition Transactions.

When calculating the availability under any basket, test or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence or assumption of Liens, repayments, Restricted Payments, the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”), in each case, at the option of the Issuer, any of its Restricted Subsidiaries, a direct or indirect parent of the Issuer, or any successor entity of any of the foregoing (including a third party) (the “Testing Party,” and the election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, test or ratio or whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreements or letter of intent (or, if applicable, a binding offer, or launch of a “certain funds” tender offer) for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers or similar law or practices in other jurisdictions apply, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer or similar announcement or determination in another jurisdiction subject to similar laws in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence or assumption of Liens, repayments, Restricted Payments, the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale” and any related pro forma adjustments, disregarding for the purposes of such pro forma calculation any borrowing under a revolving credit, working capital or letter of credit facility), as if they had occurred at the beginning of the most recently ended four full fiscal quarters ending prior to the LCT Test Date for which internal consolidated financial statements of the Issuer are available, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence or assumption of Liens, repayments, Restricted Payments, the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, and Asset Sales or any disposition, issuance or other transactions excluded from the definition of “Asset Sale”) and (c) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Testing Party in good faith.

For the avoidance of doubt, if the Testing Party has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with, including as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in exchange rates or Consolidated EBITDA or total assets or Consolidated Tangible Net Worth of the Issuer or the Person subject to such Limited Condition Transaction at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; provided that if such ratios, tests or baskets improve as a result of such fluctuations, such improved ratios, tests and/or baskets may be utilized; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction (including without limitation a separate Limited Condition Transaction) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment specified in a notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Testing Party, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date of the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment for such Limited Condition Transaction, as applicable. For the avoidance of doubt, if the Testing Party has exercised an LCT Election, and any Default, Event of Default or specified Event of Default occurs following the date the definitive agreements (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event) for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Indenture.

SECTION 10.20.      Certain Compliance Calculations.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred, assumed or issued, any Lien is incurred or assumed, any Restricted Payment is made or other transaction is undertaken (including a Limited Condition Transaction) in reliance on a ratio basket based on the Fixed Charge Coverage Ratio, the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio or other ratio-based test, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other non-ratio-based basket substantially concurrently. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred, assumed or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, assumed, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio or other ratio-based test. For the avoidance of doubt, when testing the availability under a ratio basket for purposes of making a Restricted Payment, Indebtedness (or any portion thereof) incurred, assumed or issued the proceeds of which are being utilized to make a Restricted Payment utilizing a non-ratio basket shall not be given effect.

If a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under this Indenture, the Issuer shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) between such baskets, permission or thresholds as it shall elect from time to time.

Any calculation, test or measure that is determined with reference to the Issuer’s financial statements (including, without limitation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio, Fixed Charges, the Consolidated Total Indebtedness to Consolidated Tangible Net Worth Ratio, Consolidated Tangible Net Worth and Section 10.10(a)(3) in this Indenture may be determined with reference to the financial statements of any other direct or indirect parent entity of the Issuer instead, so long as such calculation, test or measure would not differ by more than an immaterial amount when using the financial statements of such direct or indirect parent entity of the Issuer as compared to if such calculation, test or measure were made using the Issuer’s financial statements (as determined in good faith by the Issuer).

Any ratios, tests or baskets required to be satisfied in order for a specific action to be permitted under this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

If the Issuer or any Restricted Subsidiary takes an action which at the time of the taking of such action would in the good faith determination of the Issuer be permitted under the applicable provisions of this Indenture based on the financial statements available at such time, such action shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments, modifications or restatements made in good faith to such financial statements affecting Consolidated Net Income, Consolidated EBITDA, Consolidated Tangible Net Worth or other applicable financial metric.

Article Eleven

REDEMPTION OF NOTES

SECTION 11.01.      Right of Redemption. (a) At any time prior to August 15, 2028, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as set forth in Section 11.06, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after August 15, 2028, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as set forth in Section 11.06, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2028	103.375%
2029	101.688%
2030 and thereafter	100.000%

In addition, until August 15, 2028, the Issuer may, at its option and on one or more occasions, upon notice as set forth in Section 11.06, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 106.75% of the aggregate principal amount thereof (the “Equity Claw Redemption Amount”), with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (x) at least 50% of the sum of the original aggregate principal amount of Notes issued under this Indenture on the Issue Date and the original principal amount of any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (y) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(b) The aggregate of the Equity Claw Redemption Amount shall not exceed the amount of the aggregate net cash proceeds from an Equity Offering being used to effect a redemption in connection therewith.

SECTION 11.02.      [Reserved.].

SECTION 11.03.      Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 11.04.      Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least two Business Days before notice of redemption is required to be sent to Holders pursuant to Section 11.06 hereof (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and setting forth the section of this Indenture pursuant to which the redemption shall occur; provided that no Opinion of Counsel pursuant to Section 1.03 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption.

SECTION 11.05.      Selection by Trustee of Notes to Be Redeemed. With respect to any partial redemption or purchase of Notes made pursuant to this Indenture, selection of the Notes for redemption or purchase will be made by the Trustee on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by the Depository in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part. Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, at least ten days, but except as set forth in Section 11.06, not more than 60 days prior to the Redemption Date from the Outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

With respect to Notes represented by certificated notes, if any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and integral multiple of $1,000 in excess thereof.

SECTION 11.06.      Notice of Redemption. The Issuer shall deliver electronically, in accordance with the Depository procedures in the case of Global Notes, or mail by first-class mail, postage prepaid, notices of redemption at least ten days, but except as set forth in this Section 11.06, not more than 60 days before the Redemption Date specified in any such notice to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notice of redemption may be conditional.

All notices of redemption shall state:

(1)            the Redemption Date,

(2)            the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3)            in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed.

(4)            if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or purchased will be issued in the name of the Holder thereof upon cancellation of the original Note,

(5)            that on the Redemption Date, the Redemption Price (and accrued interest, if any, to but not including the Redemption Date payable as provided in Section 11.08) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6)            any condition precedent to the redemption;

(7)            the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8)            the name and address of the Paying Agent,

(9)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10)          the CUSIP or ISIN number and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes, and

(11)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such notice information five Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the date notice is to be given, by the Trustee in the name and at the expense of the Issuer.

Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control Triggering Event) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

The Issuer may redeem Notes pursuant to one or more of the relevant provisions in the Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different Redemption Dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

SECTION 11.07.      Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed on such Redemption Date.

SECTION 11.08.      Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued but unpaid interest, if any, to the Redemption Date), and from and after such Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued but unpaid interest, if any), such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued but unpaid interest, if any, to, but excluding, the Redemption Date and such Notes shall be canceled by the Trustee; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by such Note, unless such redemption is conditioned on the happening of a future event.

SECTION 11.09.      Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 11.10.      Mandatory Redemption; Open Market Purchases. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer, the Investors and their respective Affiliates may, at their discretion, at any time and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

SECTION 11.11.      Tender Offer Optional Redemption. In connection with any tender offer, Change of Control Triggering Event Offer, Alternate Offer, Asset Sale Offer or Advance Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Issuer or any third party making such offer in lieu of the Issuer purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) (and the Holders of the remaining Notes shall be deemed to have agreed to surrender) all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.

Article Twelve

GUARANTEES

SECTION 12.01.      Guarantees. Subject to this Article Twelve, each Guarantor jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 12.04 hereof.

Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note or in payment of any other obligations hereunder, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of itself or on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 12.02.      Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 12.03.      Restricted Subsidiaries. The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 10.15 to execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit A hereto in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis, together with an Officer’s Certificate stating that such supplemental indenture is authorized or permitted by this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 8.03 and Section 12.08.

SECTION 12.04.      Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 12.05.      Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor; provided that such right to seek contribution does not impair the rights of the Holders under the Guarantees. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 12.06.      Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture with respect to the Notes or the Notes shall have been paid in full.

SECTION 12.07.      Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

SECTION 12.08.      Release of a Guarantor. Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon:

(1)           (A)         any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which such Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor to a Person that is not the Issuer or any Restricted Subsidiary, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture;

(B)            (i) the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement is still a release) or (ii) if, at the time of such release and discharge and assuming such Guarantor was not then a Guarantor under this Indenture, such Guarantor would not have been required to guarantee the Notes pursuant to the provisions described under Section 10.15;

(C)            the designation of any such Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D)            with respect to the Notes, the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Section 13.02 or Section 13.03 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

(E)            the merger, amalgamation or consolidation of any such Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(F)            upon the occurrence of a Covenant Suspension Event; provided that such Guarantee shall be reinstated upon the occurrence of the Reversion Date.

SECTION 12.09.      Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

SECTION 12.10.      Effectiveness of Guarantees.

This Indenture shall be effective upon its execution and delivery by the parties hereto. With respect to each Guarantor, the provisions set forth in this Article Twelve shall be effective upon the execution and delivery of this Indenture by the parties hereto.

Article Thirteen

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01.      Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 13.02.      Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes and the Guarantees on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (1) and (2) below, and the Guarantees and to have satisfied all its other obligations under the Notes, Guarantees and this Indenture insofar as such Notes are concerned and have cured all then existing Defaults or Events of Default (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture, (2) the Issuer’s obligations with respect to the Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Guarantors and the Issuer in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

SECTION 13.03.      Covenant Defeasance. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 8.01 and 8.02 and in Sections 10.04 through and including 10.17 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(3), and as a result of such Covenant Defeasance, Sections 5.01(4), 5.01(5), and 5.01(7) and, with respect to only any Significant Subsidiary and not the Issuer, Section 5.01(6), shall no longer be in effect but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 13.04.      Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the relevant Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the relevant Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A)            the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)            since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)            the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 13.05.      Deposited Money and Government Securities To Be Held in Trust Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest on the Notes, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

SECTION 13.06.      Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 13.05; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PENNYMAC FINANCIAL SERVICES, INC., as Issuer

By:	/s/ Daniel S. Perotti
Name:	Daniel S. Perotti
Title:	Senior Managing Director and Chief Financial Officer

PNMAC HOLDINGS, INC.

By	/s/ Joshua Smith
	Name:	Joshua Smith
	Title:	Senior Managing Director and Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By	/s/ Joshua Smith
	Name:	Joshua Smith
	Title:	Senior Managing Director and Treasurer

PNMAC CAPITAL MANAGEMENT, LLC

By	/s/ Joshua Smith
	Name:	Joshua Smith
	Title:	Senior Managing Director and Treasurer

[Signature Page to Indenture]

PENNYMAC LOAN SERVICES, LLC

By	/s/ Joshua Smith
	Name:	Joshua Smith
	Title:	Senior Managing Director and Treasurer

PENNYMAC SERVICES, INC.

By	/s/ Joshua Smith
	Name:	Joshua Smith
	Title:	Senior Managing Director and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to Indenture]

Annex I - Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES

1.            Definitions

1.1          Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means the rules and procedures of the Depository to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of the Issue Date, the original issue date of the issuance of any Additional Notes and the date on which any such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in rule 902 of Regulation S) in reliance on Regulation S.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Nomura Securities International, Inc., Mizuho Securities USA LLC, ATLAS SP Securities, a division of Apollo Global Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Santander US Capital Markets, LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means (1) $650,000,000 aggregate principal amount of 6.750% Senior Notes Due 2034 issued on the Issue Date and (2) Additional Notes, if any.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement, dated August 7, 2025, among the Issuer, the Guarantors and the Representative on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Representative” means Goldman Sachs & Co. LLC, as representative of the Initial Purchasers.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

1.2          Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.            The Notes.

2.1          (a) Form and Dating. The Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) Persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, the Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in form reasonably satisfactory to the Issuer and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.

Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Issuer and the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form satisfactory to the Issuer and the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)          Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.2 below and 2.02 of this Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depository.

In connection with any proposed transfer outside the book-entry system, the Issuer or the Depository shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(c)          Definitive Notes. Except as provided in this Section 2.1 and Sections 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2          Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $650,000,000 aggregate principal amount of 6.750% Senior Notes Due 2034 and (2) any Additional Notes for an original issue, in each case, in an aggregate principal amount specified in an Issuer Order pursuant to Section 2.02 of this Indenture. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 3.13 of this Indenture, shall certify that such issuance is in compliance with Section 10.11 of this Indenture.

2.3          Transfer and Exchange.

(a)          Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x)             to register the transfer of such Definitive Notes; or

(y)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)           if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)           if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)            if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C)            if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d).

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)           certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)          written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Agent Member account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures of the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes.

(i)           The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. The Note Registrar shall have no responsibilities with respect to transfers of beneficial interests within a single Global Note.

(ii)          If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)         Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)         In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v)          During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(d)          Legend. Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (unless otherwise agreed to by the Issuer and the Holder thereof):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY PARENT OR SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT ACQUIRING OR HOLDING THIS SECURITY (OR ANY INTEREST HEREIN) WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B), OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY IT ARE IN COMPLIANCE WITH THE APPLICABLE FIDUCIARY DUTIES AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Note being sold pursuant to Regulation S shall also bear an additional legend substantially to the following effect (unless otherwise agreed to by the Issuer and the Holder thereof):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUE OF THESE NOTES.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(e)          Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)           No Obligation of the Trustee.

(i)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

2.4          Definitive Notes.

(a)          A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days of such notice, or of its becoming aware of such cessation, or (ii) a Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c)          The registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to Annex I

[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY PARENT OR SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT ACQUIRING OR HOLDING THIS SECURITY (OR ANY INTEREST HEREIN) WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B), OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY IT ARE IN COMPLIANCE WITH THE APPLICABLE FIDUCIARY DUTIES AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Additional Regulation S Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUE OF THESE NOTES.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

6.750% Senior Note Due 2034

No.	$____________

CUSIP No.____________

PennyMac Financial Services, Inc. (the “Issuer”), a Delaware corporation, promises to pay to [________]1, or registered assigns, the principal sum [of ________ U.S. dollars]2 on February 15, 2034.

Interest Payment Dates: February 15 and August 15 (commencing on February 15, 2026).

Regular Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

1       For Global Notes insert: Cede & Co.

2       For Global Notes insert: set forth on the Schedule of Increases or Decreases in Global Note attached hereto

Dated:

PENNYMAC FINANCIAL SERVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]
6.750% Senior Note Due 2034

1.            Principal and Interest.

The Issuer will pay the principal of this Note on February 15, 2034.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 6.750% per annum.

Interest will be payable semi-annually in arrears (to the Holders of record at the close of business (if applicable) on the February 1 or August 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 2026.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 12, 2025; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest borne by the Notes.

2.            Method of Payment.

The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each February 15 and August 15 (commencing on February 15, 2026) to the Persons who are Holders of Notes (as reflected in the Note Register at the close of business (if applicable) on the February 1 and August 1 (whether or not a Business Day) immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal or premium, if any, the Issuer will make payment to the Holder that surrenders this Note to the Paying Agent on or after the date such principal or premium is due and payable.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) subject to the provisions of the Indenture, by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.            Paying Agent and Note Registrar.

The Issuer initially appoints U.S. Bank Trust Company, National Association, in New York as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

4.            Indenture.

The Issuer issued the Notes under an Indenture, dated as of August 12, 2025 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.            Redemption.

Optional Redemption. At any time prior to August 15, 2028, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described in Section 11.06 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after August 15, 2028, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described in Section 11.06 of the Indenture, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2028	103.375%
2029	101.688%
2030 and thereafter	100.000%

In addition, until August 15, 2028, the Issuer may, at its option and on one or more occasions, upon notice as described in Section 11.06 of the Indenture, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 106.75% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture on the Issue Date and the original principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer, Change of Control Triggering Event Offer, Alternate Offer, Asset Sale Offer or Advance Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Issuer or any third party making such offer in lieu of the Issuer purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) (and the Holders of the remaining Notes shall be deemed to have agreed to surrender) all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.

6.            Repurchase upon a Change of Control Triggering Event and Asset Sales.

Upon the occurrence of (a) a Change of Control Triggering Event, the Holders will have the right to require that the Issuer purchase such Holder’s Outstanding Notes, in whole or in part, at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase and (b) Asset Sales, the Issuer may be obligated to make offers to purchase Notes and Pari Passu Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7.            Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar and the Issuer need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Triggering Event Offer, an Alternate Offer, an Asset Sale Offer, an Advance Offer or other tender offer. Also, the Note Registrar and the Issuer need not register the transfer or exchange of any Notes for a period of ten days before delivering a notice of redemption of Notes to be redeemed.

8.            Persons Deemed Owners.

A registered Holder of a Note may be treated as the owner of such Note for all purposes.

9.            Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.            Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes to the Redemption Date or Stated Maturity, the Issuer will be discharged from its obligations under the Indenture with respect to the Notes and the Notes, except in certain circumstances for certain covenants thereof, or will be discharged from certain covenants set forth in the Indenture with respect to the Notes.

11.            Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or any Guarantee may be amended or supplemented with the consent of the Issuer and the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or any Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.            Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change of Control Triggering Event; and (ix) disposition of proceeds of Asset Sales. Within 120 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2025, the Issuer must report to the Trustee on compliance with such limitations.

13.            Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes or the Guarantees and the Indenture, the predecessor Person will be released from those obligations.

14.            Remedies for Events of Default.

If an Event of Default, as defined in the Indenture (other than an Event of Default specified in Section 5.01(6) of the Indenture), occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then total Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders). Notwithstanding the foregoing, in the case of an Event of Default arising under Section 5.01(6) of the Indenture, all Outstanding Notes will become due and payable without further action or notice. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered indemnity or security against any loss, liability, claim or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.            Guarantees.

On and following the Issue Date, the Issuer’s obligations under the Notes will be fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.            Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

17.            Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

18.            Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.            CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon. Notwithstanding anything otherwise to the contrary in the Indenture or the Notes, the Issuer may, and, at the Issuer’s direction, the Trustee shall, exchange Notes then outstanding, including, in the case of any Global Notes, through a mandatory exchange at the Depository or otherwise in accordance with Applicable Procedures, to reflect any change in the name of the Issuer, and/or the CUSIP numbers and ISIN numbers with respect to the Notes as may be necessary or appropriate to give effect to the exchange.

20.            Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE INDENTURE.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361 (fax: (818) 337-6519), Attention: Derek W. Stark, Senior Managing Director and Chief Legal Officer and Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any “Affiliate” of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Issuer or any parent or subsidiary thereof; or

(1)	☐	pursuant to an effective registration statement under the Securities Act; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $               .. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, check the box: ☐

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, state the amount in principal amount: $             .

($2,000 or integral multiples of $1,000 in excess thereof, provided that the unpurchased portion of a Note must be in a minimum principal amount of $2,000)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, by __________________ (the “New Guarantor”).

W I T N E S S E T H

WHEREAS, the Issuer and Guarantors have heretofore executed and delivered to U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), an indenture (as heretofore amended and supplemented, the “Indenture”), dated as of August 12, 2025, providing for the issuance of $650,000,000 aggregate principal amount of 6.750% Senior Notes Due 2034 (the “Notes”); and

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Holders as follows:

1.            CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Twelve thereof.

3.            EXECUTION AND DELIVERY. The New Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4.            NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.            GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PART[Y][IES] HERETO AGREE[S] TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.            COUNTERPARTS. The part[y][ies] may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the part[y][ies] hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the part[y][ies] hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.            EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

8.            THE TRUSTEE. The Trustee is an express and intended third party beneficiary hereof and is entitled to the rights and benefits hereunder and may enforce this Agreement as if it were a party hereto. This provision cannot be amended without the consent of the Trustee.

IN WITNESS WHEREOF, the part[y][ies] hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NEW GUARANTOR]

By:

Name:
Title:

EXHIBIT B

INCUMBENCY CERTIFICATE

The undersigned, ____________, being the ____________ of ____________ (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, U.S. Bank Trust Company, National Association, as Trustee under the Indenture, dated as of August 12, 2025, among the Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association.

Name	Title:	Signature
__________________	__________________	__________________
__________________	__________________	__________________
__________________	__________________	__________________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.

Name:
Title:

B-1